Exhibit 9

  WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                                                 Execution Copy




                         SGL CARBON AKTIENGESELLSCHAFT
                    AS THE COMPANY AND AS ORIGINAL BORROWER





                 ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND
                         COMMERZBANK AKTIENGESELLSCHAFT
                        DEUTSCHE BANK AG, LONDON BRANCH
                               DRESDNER KLEINWORT
                               HYPOVEREINSBANK AG
                                      KFW
                          LANDESBANK BADEN-WURTTEMBERG
                                   WESTLB AG
                           AS MANDATED LEAD ARRANGERS






                         DEUTSCHE BANK LUXEMBOURG S.A.
                      AS FACILITY AGENT AND SECURITY AGENT







   --------------------------------------------------------------------------

                                EUR 200,000,000

                   REVOLVING AND ACQUISITION CREDIT FACILITY


                               [GRAPHIC OMITTED]

                                    CONTENTS

Clause                                                                                      Page

1.  Definitions and Interpretation.............................................................4
2.  The Facilities............................................................................28
3.  Purpose...................................................................................30
4.  Conditions of Utilisation.................................................................30
5.  Utilisation...............................................................................31
6.  Change of Currency........................................................................33
7.  Repayment.................................................................................34
8.  Prepayment and Cancellation...............................................................34
9.  Interest..................................................................................36
10. Interest Periods..........................................................................39
11. Changes to the Calculation of Interest....................................................40
12. Fees......................................................................................42
13. Tax Gross up and Indemnities..............................................................42
14. Increased Costs...........................................................................45
15. Other Indemnities.........................................................................46
16. Mitigation by the Lenders.................................................................47
17. Costs and Expenses........................................................................48
18. Guarantee and Indemnity...................................................................48
19. Representations...........................................................................55
20. Information Undertakings..................................................................64
21. Financial Covenants.......................................................................69
22. General Undertakings......................................................................73
23. Events of Default.........................................................................80
24. Changes to the Lenders....................................................................85
25. Changes to the Obligors...................................................................88
26. Role of the Facility Agent,  the Security  Agent,  the Mandated Lead Arrangers
    and the Company as Agent of the Obligors..................................................90
27. The Lenders and the Subfacility Banks.....................................................98
28. Conduct of Business by the Finance Parties................................................99
29. Sharing among the Lenders................................................................100
30. Payment Mechanics........................................................................101
31. Set-Off..................................................................................104
32. Notices..................................................................................104
33. Calculations and Certificates............................................................106
34. Partial Invalidity.......................................................................107
35. Remedies and Waivers.....................................................................107
36. Amendments and Waivers...................................................................107
37. Counterparts.............................................................................109
38. Governing Law............................................................................110
39. Enforcement..............................................................................110
SCHEDULE 1 The Original Parties..............................................................112
SCHEDULE 2 Conditions Precedent..............................................................120
SCHEDULE 3 Utilisation Request...............................................................125
SCHEDULE 4 Selection Notice..................................................................127
SCHEDULE 5 Subfacility Notice................................................................128
SCHEDULE 6 Mandatory Cost Formula............................................................130
SCHEDULE 7 Form of Transfer Certificates.....................................................132


                                       2


SCHEDULE 8 Form of Accession Letter..........................................................136
SCHEDULE 9 Form of Compliance Certificate....................................................139
SCHEDULE 10 Existing Senior Secured Debt.....................................................140
SCHEDULE 11 Timetable........................................................................141
SCHEDULE 12 Current Material Subsidiaries....................................................142


THIS AGREEMENT is dated 7 May 2007 and made between:

(1)    SGL CARBON AKTIENGESELLSCHAFT, Wiesbaden (COMPANY);

(2) THE COMPANY and the companies listed in Part I of SCHEDULE 1 (The Original Parties) as original borrowers (ORIGINAL BORROWERS);

(3) THE COMPANIES listed in Part I of SCHEDULE 1 (The Original Parties) as original guarantors (ORIGINAL GUARANTORS);

(4)    ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND, COMMERZBANK
       AKTIENGESELLSCHAFT, DEUTSCHE BANK AG, LONDON BRANCH, DRESDNER KLEINWORT, HYPOVEREINSBANK AG, LANDESBANK BADEN-WURTTEMBERG AND WESTLB AG as mandated lead arrangers as listed in Part A of Part II of SCHEDULE 1 (The Original Parties) (MANDATED LEAD ARRANGERS);

(5) THE FINANCIAL INSTITUTIONS listed in Part B of Part II of SCHEDULE 1 (The Original Parties) as lenders (ORIGINAL LENDERS); and

(6) DEUTSCHE BANK LUXEMBOURG S.A. as facility agent and security agent for the Lenders (FACILITY AGENT and SECURITY AGENT).



IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

In this Agreement:

ACCESSION LETTER means a Borrower Accession Letter or a Guarantor Accession Letter and ACCESSION LETTERS shall be construed accordingly.

ACQUISITION means:

(a) the purchase, subscription for or other acquisition of any shares (or other securities or any interest therein) in, or incorporation, formation or organisation of, any other company; or

(b) the purchase or other acquisition of any assets or (without limitation to any of the foregoing) acquisition of any business or interest therein.

ACQUISITION FACILITY means the acquisition facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

ACQUISITION FACILITY CANCELLATION DATE means a date on which a cancellation of the whole or part of the Available Facility for the Acquisition Facility is to be made under Clause 8.3 (Voluntary Cancellation) as specified in the relevant notice given under Clause 8.3 (Voluntary Cancellation).

ACQUISITION FACILITY COMMITMENT means:

(a) in relation to an Original Lender, the amount set opposite its name under the heading "Acquisition Facility Commitment" in Part II of
       SCHEDULE 1 (The Original Parties) and the amount of any other Acquisition Facility Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Acquisition Facility Commitment transferred to it under this Agreement,

in each case as reduced or increased from time to time by any transfer or assignment pursuant to Clause 24 (Changes to the Lenders).

ACQUISITION FACILITY LOAN means a loan made or to be made under the Acquisition Facility or the principal amount outstanding for the time being of that loan.

ADDITIONAL BORROWER means any Material Subsidiary (other than the Company) that becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

ADDITIONAL GUARANTOR means a company (other than the Company) that becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

ADDITIONAL OBLIGOR means an Additional Borrower or an Additional Guarantor.

AFFILIATE means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

AUDITORS has the meaning ascribed to it in Clause 19.31 (Auditors).

AUTHORISATION means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

AVAILABILITY PERIOD means in relation to (i) the Revolving Credit Facility the period from and including the Signing Date up to and including the date occurring one Month prior to the Termination Date and (ii) the Acquisition Facility the period from and including the Signing Date up to and including the third anniversary of the Signing Date.

AVAILABLE COMMITMENT means a Lender's Acquisition Facility Commitment or, as the case may be, Revolving Credit Facility Commitment minus:

(a) the Euro Amount of its participation in any Acquisition Facility Loans or, as the case may be, Revolving Credit Facility Loans; and

(b) in relation to any proposed Utilisation, the Euro Amount of its participation in any Loans under that Facility that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Loans under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

AVAILABLE FACILITY means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

BASE FINANCIAL STATEMENTS means the consolidated financial statements of the Group for the financial year ended 31 December 2006 prepared by the Company and audited by Ernst&Young AG, Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft.

BDO means Deutsche Warentreuhand AG - Wirtschaftsprufungsgesellschaft.

BORROWED MONEY INDEBTEDNESS means indebtedness (other than financial indebtedness under cash management systems entered into in the ordinary course of its banking arrangements) for or in respect of:

(a)    moneys borrowed and debt balances at banks;

(b)    any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Relevant GAAP or IFRS, be treated as a finance or capital lease to the extent that any liability in respect of any lease or hire purchase contract would not qualify as a finance or capital lease as of the date hereof but would due to an amendment of IFRS qualify as a finance or capital lease thereafter, the parties hereto undertake to mutually agree in good faith whether such liability shall be treated as "Financial Indebtedness";

(e) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance;

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing similar to indebtedness incurred under paragraphs (a) to (e) above;

(g) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs
       (a) to (f) above, however, for the avoidance of doubt not including any deferred payment arrangement with trade creditors as customary in the industry; and

(h) (without double counting) the amount of any liability of third parties in respect of any of the items referred to in paragraphs (a) to (f) above, secured over assets of any Group Member.

BORROWER means each Original Borrower and an Additional Borrower.

BORROWER ACCESSION LETTER means a document substantially in the form set out in
Part I of SCHEDULE 8 (Form of Accession Letter).

BREAK COSTS means the amount (if any) by which:

(a) the interest which a Finance Party should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b) the amount which that Finance Party would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

BUDGET means with respect to each financial year commencing on or after 1 January 2007, the latest annual budget delivered by the Company to the Facility Agent pursuant to Clause 20.4 (Budgets).

BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt am Main and Luxembourg and:

(a) (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)    (in relation to any date for payment or purchase of Euro) any TARGET
       Day.

CAPITAL EXPENDITURE has the meaning given to it in Clause 21.1 (Financial Definitions).

CAPITAL STOCK means:

(a)    in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

CASH EQUIVALENTS has the meaning given to it in Clause 21.1 (Financial Definitions).

CHANGE OF CONTROL means if any person or group of persons acting in concert gains control of the Company or becomes a Holding Company of the Company.

       For the purposes of this definition:

       CONTROL means:

       (a) the holding of more than fifty per cent. of the issued share capital of the Company; or

       (b) the possession, directly or indirectly, of the power (whether by way of ownership, shares, proxy, contract, agency or otherwise) to (A) cast, or direct the casting of, more than fifty per cent. of the maximum number of votes that might be cast at a general meeting of the shareholders of the Company, (B) appoint or remove all, or the majority of, the directors or other equivalent officers of the Company, or (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers thereof are obliged to comply with; and

       PERSONS ACTING IN CONCERT comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to obtain or consolidate control of an entity.

CHARGED ASSETS means any assets of any Obligor that are secured in favour of the Security Agent and/or the other Finance Parties pursuant to the Transaction Security Documents or any of them.

CLOSING means the date on which all the conditions precedent as set out in
SCHEDULE 2 (Conditions Precedent) are satisfied or waived in accordance with Clause 4 (Conditions of Utilisation).

CLOSING DATE means the date on which the Closing takes place.

CODE means the U.S. Internal Revenue Code of 1986, as amended.

COMMITMENT means a Revolving Credit Facility Commitment or an Acquisition Facility Commitment and COMMITMENTS shall be construed accordingly.

COMPLIANCE CERTIFICATE means a certificate substantially in the form set out in
SCHEDULE 9 (Form of Compliance Certificate).

CONFIDENTIALITY UNDERTAKING means a confidentiality undertaking substantially in a recommended form of the LMA in a form agreed between the Company and the Facility Agent.

CONVERTIBLE BOND means, collectively, the EUR 200,000,000 convertible bond issued or to be issued by the Company in 2007 and due in 2013.

CORPORATE BOND DOCUMENTS means, collectively, the Corporate Bond Indenture and the Notes.

CORPORATE BOND GUARANTEES means the guarantees to be provided by the Corporate Bond Guarantors for the benefit of the Corporate Bond Investors in relation to the Notes in each case issued subject to the terms of and in accordance with the provisions set forth in the Intercreditor Agreement.

CORPORATE BOND GUARANTORS means certain Guarantors, to the extent legally permissible.

CORPORATE BOND INDENTURE means the indenture under which the Notes are issued.

CORPORATE BOND INVESTORS means the Corporate Bond Trustee and the noteholders of the Notes from time to time.

CORPORATE BOND TRUSTEE means The Bank of New York as the trustee under the Corporate Bond Indenture.

CTA means the contractual trust agreement in respect of the Group pension liabilities.

DANGEROUS SUBSTANCE means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

DEFAULT means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

DEFAULT MARGIN means the aggregate of the applicable Margin plus 1.00 per cent. per annum.

EMPLOYEE PLAN means an employee benefit plan as defined in section 3 (3) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of a US Group Member or any ERISA Affiliate.

ENVIRONMENT means all, or any of, the following media: the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

ENVIRONMENTAL CLAIM means any claim by any person:

(a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

(b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

ENVIRONMENTAL CONTAMINATION means each of the following and their consequences:

(a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, leased, occupied or used by any Group Member into any part of the Environment; or

(b) any accident, fire, explosion or sudden event at any site owned, leased, occupied or used by any Group Member which is directly or indirectly caused by or attributable to any Dangerous Substance; or

(c)    any other pollution of the Environment.

ENVIRONMENTAL LAW means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

ENVIRONMENTAL LICENCE means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

EQUITY INTERESTS means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

ERISA means the US Employee Retirement Income Security Act of 1974 or any successor legislation to that Act and the regulations promulgated and rulings issued under that Act or any such successor legislation.

ERISA AFFILIATE means any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is a member of a US Group Member's controlled group, or under common control with a US Group Member, within the meaning of section 414(b) or (c) of the Code.

ERISA EVENT means:

(a) any reportable event, as defined in section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of section 403(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph
       (a) regardless of the issuance of any waivers in accordance with section 412(d) of the Code) or the requirements of subsection (1) of section 403(b) of ERISA (taking into account subsection (2) of such section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11) (12 or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days;

(b) the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under section 4041(c) of ERISA;

(c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an Encumbrance under section 412 of the Code or section 302 of ERISA; and

(e) an engagement in a non-exempt prohibited transaction within the meaning of section 4795 of the Code or section 406 of ERISA which upon the occurrence of any of the events described in paragraphs (a) to (c) (inclusive) above could reasonably be expected to have a Material Adverse Effect.

EURIBOR means, in relation to any Loans in Euro:

(a)    the applicable Screen Rate; or

(b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euros for a period comparable to the Interest Period of the relevant Loan.

EURO AMOUNT means in relation to a Loan, the amount specified in the Utilisation Request for that Loan or, if the amount requested is in Dollars, that amount converted into Euros at the Facility Agent's Spot Rate of Exchange on the date which is in relation to a Utilisation three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request.

EVENT OF DEFAULT means any event or circumstance specified as such in Clause 23 (Events of Default).

EXISTING INDEBTEDNESS means any indebtedness incurred under (i) the Company's existing term facilities and revolving credit agreement dated 3 February 2004 as amended from time to time and (ii) the existing high yield bond issued by SGL CARBON LUXEMBOURG S.A.

FACILITIES means the Revolving Credit Facility and/or the Acquisition Facility and Facility shall be construed accordingly.

FACILITY AGENT'S SPOT RATE OF EXCHANGE means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with Euros in the London foreign exchange markets at or about 11:00 a.m. London time on a particular day.

FACILITY OFFICE means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

FAIR MARKET VALUE means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the board of directors of the Company.

FEE LETTERS means any letter or letters between the Mandated Lead Arrangers and the Company (or the Facility Agent or the Security Agent and the Company) (as amended from time to time) setting out any of the fees referred to in Clause 12
(Fees).

FINANCE DOCUMENTS means this Agreement, the Intercreditor Agreement, any Fee Letter, any Transaction Security Document, any Accession Letter, any Transfer Certificate, any Subfacility Document and any other document designated as such by the Facility Agent and the Company and FINANCE DOCUMENT means any of them.

FINANCE PARTIES means the Facility Agent, the Security Agent, the Mandated Lead Arrangers, a Subfacility Bank, the Lenders, and FINANCE PARTY means any of them.


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


FINANCIAL INDEBTEDNESS means any indebtedness for or in respect of:

(a)    moneys borrowed and debt balances at banks;

(b)    any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Relevant GAAP or IFRS, be treated as a finance or capital lease to the extent that any liability in respect of any lease or hire purchase contract would not qualify as a finance or capital lease as of the date hereof but would due to an amendment of IFRS qualify as a finance or capital lease thereafter, the parties hereto undertake to mutually agree in good faith whether such liability shall be treated as "Financial Indebtedness";

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)    any amount raised by the issue of redeemable shares;

(j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance;

(k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs
       (a) to (j) above, however, for the avoidance of doubt not including any deferred payment arrangement with trade creditors as customary in the industry; and

(l) (without double counting) the amount of any liability of third parties in respect of any of the items referred to in paragraphs (a) to (j) above, secured over assets of any Group Member.

FINANCIAL QUARTER means each of those periods of approximately thirteen weeks ending on any Quarter Date in each financial year.

GLOBAL RELEASE AGREEMENT means a release agreement in relation to certain existing security rights granted in connection with (i) the Company's existing term facilities and revolving credit agreement dated 3 February 2004 as amended from time to time and (ii) the existing high yield bond issued by SGL CARBON LUXEMBOURG S.A.

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


GOVERNMENT AGENCY means (a) a government or government department or other body, (b) a governmental, semi-governmental or judicial person, or (c) a person (whether autonomous or not) who is charged with the administration of law under statute or the rules of any stock exchange.

GROUP means the Company and its Subsidiaries from time to time and GROUP MEMBER shall be construed accordingly.

GROUP STRUCTURE CHART means a group structure chart of the Group delivered as Condition Precedent pursuant to SCHEDULE 2 (Conditions Precedent).

GUARANTOR means an Original Guarantor or an Additional Guarantor.

GUARANTOR ACCESSION LETTER means a document substantially in the form set out in Part II of SCHEDULE 8 (Form of Accession Letter).

HEDGING AGREEMENTS means each of the agreements entered into or to be entered into between certain Group Members and hedge counterparties for the purpose of hedging interest rate liabilities and currency risks in accordance with Clause
22.23 (Hedging) which hedge counterparties are at the Signing Date or at any time thereafter a hedge counterparty and accede to the Intercreditor Agreement and therefore benefit from the Transaction Security as a secured creditor provided that any such creditor shall cease to be a secured creditor if:

(A) the Company so notifies the Intercreditor Agent (as defined in the Intercreditor Agreement); and

(B) such hedge counterparty confirms in writing to the Security Agent that all claims in respect to the relevant hedging agreements have been satisfied in full.

HOLDING COMPANY means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

IFRS means international financial reporting standards as promulgated by the International Accounting Standards Board and consistently applied.

INITIAL MARGIN means 1.00 per cent. per annum.

INTELLECTUAL PROPERTY means any and all rights and interests existing now or in the future in any part of the world in or relating to registered and unregistered trade marks and service marks, domain names, patents, registered designs, utility models, trade names, business names, titles, registered or unregistered copyrights in published and unpublished works, unregistered designs, inventions registered or unregistered, data base rights, know-how, any other intellectual property rights and any applications for any of the foregoing and any goodwill therein.

INTELLECTUAL PROPERTY RIGHTS means any Intellectual Property owned by any Group Member.

INTERCREDITOR AGREEMENT means the intercreditor agreement in relation to this Agreement and the Corporate Bond Documents and entered into between, inter alia, the Intercreditor Agent (as defined therein), the Security Agent, the Company, the Obligors and the Corporate Bond Trustee.

INTEREST PERIOD means, in relation to a Loan, each period determined in accordance with Clause 11 (Changes to the Calculation of Interest) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.6 (Default Interest and Liquidated Damages).

INTRA-GROUP LOAN means any loan between Group Members.

INVESTMENTS means, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), payments made pursuant to any profit transfer agreement (Gewinnabfuhrungsvertrag) under sections 291 to 307 of the German Stock Corporation Act, purchases or other acquisitions for consideration of Financial Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as follows. The Fair Market Value of any assets or securities that are required to be valued will be determined conclusively by the board of directors of the Company acting in good faith. The Board of Directors' determination must be supported by delivery (i) (x) of an update to the most recent Budget and such calculations required to evidence compliance with the obligations of the Company under Clause 21 (Financial Covenants) on a forward looking basis for the respective Financial Years under Review and (y) a certificate executed by two authorised signatories of the Company confirming that it, based on the assumptions on which the Budget has been prepared, will comply with its obligations under Clause 21 (Financial Covenants) as per the information delivered pursuant to paragraph (x) and (ii) all other documents delivered by the Company to the Corporate Bond Investors, if the Fair Market Value exceeds EUR 30,000,000. Except as otherwise provided herein, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

JOINT VENTURE means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

LENDERS means:

(a)    any Original Lender; and

(b) any bank or financial institution which has become a Party in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement and shall include any Lender in its capacity as a Subfacility Bank.

LIBOR means, in relation to any Loan in Dollars:

(a)    the applicable Screen Rate; or

(b) (if no Screen Rate is available for Dollars or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period for that Loan.

LMA means the Loan Market Association.

LOAN means a Revolving Credit Facility Loan or an Acquisition Facility Loan, as the case may be, and LOANS shall be construed accordingly.

MAJORITY LENDERS means:

(a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66? per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66? per cent. of the Total Commitments immediately prior to the reduction); or

(b) at any other time, a Lender or Lenders whose participations in the Loans aggregate more than 66? per cent. of all the Loans.

MAJORITY-OWNED JOINT VENTURE means any Joint Venture engaged in the same business as the Company in which the Company or any of its Subsidiaries owns more than 50 per cent. of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote but does not directly or indirectly exercise control over the board of directors and which is consolidated at equity in the consolidated financial statements of the Company.

MANAGEMENT AND EMPLOYEE BENEFIT PLANS means (i) the stock option plan, the matching shares plan, the stock appreciation rights plan, the share bonus plan and the employee share ownership plan, each relating to shares in the Company and each adopted in the ordinary shareholders' meeting of the Company on 27 April 2000, (ii) the stock option plan relating to shares in Hitco Carbon Composites, Inc. adopted in January 2002, each as described in the annual report on Form 20-F filed by the Company with the US Securities and Exchange Commission on 2 May 2006 and (iii) any other stock option plan or similar program formally approved by the Company's shareholders' meeting (Hauptversammlung) or formally agreed between the Company and its work counsel (Betriebsrat).

MANDATORY COST means the percentage rate per annum calculated by the Facility Agent in accordance with SCHEDULE 6 (Mandatory Cost Formula).

MARGIN means the percentage rate per annum determined in accordance with Clause
9.2 (Margin Ratchets) to Clause 9.4 (Default Margin) (inclusive).

MATERIAL ADVERSE CHANGE means any circumstance that has or could be expected to have a Material Adverse Effect.

MATERIAL ADVERSE EFFECT means a material adverse effect on:

(a) the business, operations, assets, condition (financial or otherwise) or prospects of the Group taken as whole;

(b) the ability of any Obligor to perform and comply with its payment obligations under any Finance Document;

(c) the validity, legality or enforceability of any Finance Document or any rights or remedies of any Finance Party under any Finance Document; or

(d) the validity, legality or enforceability of any Transaction Security created pursuant to the Transaction Security Documents or on the priority or ranking of any such Transaction Security.

MATERIAL SUBSIDIARY means:

(a)    any company listed in SCHEDULE 12 (Current Material Subsidiaries); and

(b) any Group Member having more than five per cent. of EBITDA or turnover of the Group by reference to the most recent respective annual audited financial statements.

For this purpose:

(a) the (i) turnover or (ii) EBITDA of a Subsidiary of the Group will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

(b) if a company becomes a Group Member after the Closing Date, the (i) turnover or (ii) EBITDA of that company will be determined as set out in its latest audited financial statements as at the date it becomes a Group Member and based on the most recently available financial information of the Group, adjusted to give pro forma effect to the acquisition of such company;

(c) in relation to a Group Member which has acquired or disposed of a company or business the (i) turnover or (ii) EBITDA of that Group Member will be determined from its latest audited financial statements adjusted to reflect such acquisition or disposals; and

(d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Group, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary. The subsequent financial statements of such Subsidiaries and the Group will be used for determining the status of the relevant Subsidiaries as Material Subsidiaries.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company's Auditors will be, in the absence of manifest error, conclusive.

MONTH means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) for the purpose of determining the last day of an Interest Period, if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules (a) to (c) will only apply to the last Month of any period.

MULTIEMPLOYER PLAN means a multiemployer plan as defined in section 4001(a)(3) of ERISA, maintained or contributed to for employees of a US Group Member or any ERISA Affiliate.

NOTES means the senior floating rate notes due 2015 in an aggregate principal amount of EUR 175,000,000 issued or to be issued by the Company provided that such Notes are issued in accordance with the Intercreditor Agreement.

OBLIGORS means each Borrower and each Guarantor and OBLIGOR shall be construed accordingly.

ORIGINAL OBLIGOR means an Original Borrower or an Original Guarantor.

PARTICIPATING MEMBER STATE means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to the European Monetary Union.

PARTY means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

PBGC means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

PERFECTION REQUIREMENTS means the execution of any Transaction Security Document and the making of appropriate registrations, transfers of possession or endorsements of the Transaction Security Documents as specifically contemplated by the respective Relevant Legal Opinion.

PERMITTED DISPOSAL means:

(a) disposals of inventory made in the ordinary course of trading of the disposing entity;

(b) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

(c)    disposals of assets and shares between any Group Members provided that
       (i) the Facility Agent has received a legal opinion addressed to the Finance Parties in form and substance satisfactory to it confirming that any Transaction Security shall continue to be fully effective (where applicable) after the disposal or (ii) the Company ensures that immediately after the disposal becoming effective the respective shares are encumbered to the Finance Parties on terms satisfactory to the Security Agent, and provided further that no Default has occurred and is continuing;

(d) disposals on arm's length terms of any surplus or obsolete or worn-out assets;

(e)    disposals constituted by the creation of any Permitted Security;

(f) a sale or securitisation of receivables on a non-recourse basis up to at any time an aggregate amount of EUR 30,000,000 (or equivalent) or otherwise with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld;

(g) disposals of assets to the CTA to ensure proper coverage of pension liabilities towards those employees of the Group whose pension liabilities have been assumed by the CTA provided that the aggregate amount of those assets disposed at any time do not exceed EUR 100,000,000; and

(h) disposals where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (g) above) does not exceed EUR 80,000,000 (or its equivalent in another currency or currencies) in any financial year.

PERMITTED EQUITY ISSUE means:

(a) any issue of shares by any Group Member fully subscribed by another Group Member provided that (i) the Facility Agent has received a legal opinion addressed to the Finance Parties in form and substance satisfactory to it confirming that any Transaction Security effected or created by this issue of shares shall continue to be fully effective (where applicable) after the issue of shares or (ii) the Company ensures that immediately after the merger becoming effective the entire shares in the effected Group Member are encumbered to the Finance Parties on terms satisfactory to the Security Agent, and provided further that no Default has occurred and is continuing; and

(b) the issue of shares or rights to subscribe for shares under a stock option or similar program of the Company, whereby such issue or granting of rights is funded through cash payments provided by any third party not being a Group Member, provided in each case that no Default has occurred and is continuing.

PERMITTED GUARANTEES means:

(a)    any guarantees and indemnities required by the Finance Documents;

(b) any guarantees and indemnities given by any Group Member in the ordinary course of and on terms customary in its business;

(c)    any guarantees granted by the Company constituting Permitted
       Indebtedness;

(d)    any guarantee listed in SCHEDULE 10 (Existing Senior Secured Debt);

(e) any guarantee for the benefit of the Corporate Bond Investors, provided that a guarantee substantially on the same terms has been or will concurrently therewith be issued for the benefit of the Lenders and that such Corporate Bond Guarantee is provided subject to the terms of, and in accordance with, the Intercreditor Agreement; and

(f) any guarantees and indemnities to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent.

PERMITTED INDEBTEDNESS means any Financial Indebtedness:

(a)    arising under the Finance Documents;

(b) to the extent that such Financial Indebtedness is subordinated on contractual terms (on the basis of an intercreditor agreement between the respective lender of such subordinated Financial Indebtedness and the Finance Parties) acceptable to the Majority Lenders (acting reasonably);

(c)    pursuant to the Convertible Bonds;

(d)    incurred by the Company;

(e)    arising under Permitted Loans;

(f)    arising under Permitted Guarantees;

(g) arising under and permitted by Clause 22.22 (Treasury Transactions) and Clause 22.23 (Hedging);

(h) to which the Majority Lenders shall have given their prior written consent;

(i)    incurred under leasing arrangements (i) existing at the Signing Date or
       (ii) over assets in the ordinary course of business in an aggregate amount not exceeding a net present value of EUR 30,000,000 at any time;

(j)    incurred by the Company in respect of the Notes;

(k) incurred with banks or financial institutions providing lines for commercial letters of credit and guarantees (including confirmations and avals (Avale)) for the Group and having registered the maximum amount and tenor of such lines (with the approval of the Company) with the Security Agent, provided that the aggregate amount of such lines shall not at any time be in excess of EUR 90,000,000 (or its equivalent in another currency or currencies), which banks or financial institutions are at the Signing Date or at any time thereafter a creditor and accede to the Intercreditor

       Agreement and therefore benefit from the Transaction Security as a secured creditor; provided that any such creditor shall cease to be a secured creditor if:

       (A) the Company so notifies the Intercreditor Agent (as defined in the Intercreditor Agreement); and

       (B) such secured creditor confirms in writing to the Security Agent that all claims in respect to the relevant Financial Indebtedness incurred have been satisfied in full; and

(l) not falling within paragraphs (a) to (k) above provided that the aggregate amount of Financial Indebtedness falling within this paragraph
       (l) does not exceed EUR 100,000,000 (or its equivalent in another currency or currencies) at any time.

PERMITTED LOANS means:

(a) trade credit given by any Group Member in the ordinary course of and on terms customary in its business;

(b) any loans to employees under benefit schemes provided that such loans do not exceed EUR 5,000,000 at any time;

(c)    any Intra-Group Loan; and

(d) any loans to which the Majority Lenders shall have given their prior written consent.

PERMITTED MERGER means:

(a) any merger between Obligors (other than the Company) provided that (i) the Facility Agent has received a legal opinion addressed to the Finance Parties in form and substance satisfactory to it confirming that any Transaction Security granted over the shares in the surviving entity shall continue to be fully effective (where applicable) after the merger or (ii) the Company ensures that immediately after the merger becoming effective the shares in the surviving entity are encumbered to the Finance Parties on terms satisfactory to the Security Agent;

(b) any merger between a Group Member and an Obligor (other than the Company) as long as the Obligor is the surviving entity of such merger provided that (i) the Facility Agent has received a legal opinion addressed to the Finance Parties in form and substance satisfactory to it confirming that any Transaction Security granted over the shares in the surviving entity shall continue to be fully effective (where applicable) after the merger or (ii) the Company ensures that immediately after the merger becoming effective the shares in the surviving entity are encumbered to the Finance Parties on terms satisfactory to the Security Agent; and

(c) any merger between non-Obligors to the extent the shares in or asset of such non-Obligors are not encumbered in favour of the Finance Parties,

provided further in each case that no Default has occurred and is continuing.

PERMITTED RESTRUCTURING means any corporate restructuring between Group Members (other than the Company) on a solvent basis provided that (i) the Facility Agent has received a legal opinion addressed to the Finance Parties in form and substance satisfactory to it confirming that any Transaction Security granted over shares in the Group Members effected by such restructuring shall continue to be fully effective (where applicable) after the restructuring or (ii) the Company ensures that immediately after the restructuring becoming effective the shares in the Group Members effected by such restructuring are encumbered to the Finance Parties on terms satisfactory to the Security Agent, and provided further that no Default has occurred and is continuing.

PERMITTED SECURITY means:

(a) any netting or set-off arrangement (including those under cash management systems) entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (but not any netting or set off relating to such hedging agreement in respect of cash collateral or any other Security except as otherwise permitted hereunder);

(b) any Security arising by operation of law and in the ordinary course of trading other than by reason of default, provided that any such Security (other than a landlord's lien (Vermieterpfandrecht) or contractor's lien (Werkunternehmerpfandrecht) existing in respect of agreements made prior to the Signing Date) is discharged within ten days after having arisen;

(c)    any Security listed in SCHEDULE 10 (Existing Senior Secured Debt);

(d) any Security over or affecting any asset acquired by a Group Member after the Signing Date and existing at the time of acquisition of such asset if:

       (i) the Security was not created in contemplation of the acquisition of that asset by a Group Member;

       (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Member; and

       (iii) the Security is removed or discharged within six Months of the date of acquisition of such asset;

(e) any Security over or affecting any asset acquired by any company which becomes a Group Member after the Signing Date and existing on the date on which the relevant company becomes a Group Member, if:

       (i) the Security was not created in contemplation of the acquisition of that company;

       (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that company; and

       (iii) the Security is removed or discharged within six Months of that company becoming a Group Member;

(f) any retention of title arrangement entered into by any Group Member in the normal course of its trading activities on the counterparty's standard or usual terms to the extent that such terms are customary;

(g) any Security in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade provided that such Security is discharged within fifteen days of arising;

(h) any Security arising under the general business conditions of any German credit institution (Kreditinstitut) or similar foreign institution with whom a Group Member maintains a banking relationship in its ordinary course of business;

(i) any Security arising by operation of law in favour of any governmental, state or local authority in respect of taxes, assessments or government charges which are being contested by the relevant Group Member in good faith;

(j) any of the Transaction Security created pursuant to the Transaction Security Documents,

(k) any Security in favour of the Corporate Bond Investors provided that Security substantially on the same terms has been or will concurrently therewith be issued for the benefit of the Lenders and that such Security is provided subject to the terms of, and in accordance with, the Intercreditor Agreement;

(l) any Security provided that, at the time such security was created or permitted to subsist, Clause 21.2 (Senior Secured Debt to Consolidated EBITDA) was satisfied provided that for the purposes of this paragraph
       (l) Senior Secured Debt shall be calculated as of the date such Security is created and Consolidated EBITDA shall be taken from the most recent Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate); and

(m) any Security to which the Majority Lenders shall have given their prior written consent (provided that the principal amount of the indebtedness secured by such Security shall not be increased beyond the amount expressly so permitted).

PRIME BANK means a financial institution with a rating of not lower than A1 (Moody's Investor Services, Inc.) or A+ (Standard & Poor's Corporation).

QUARTER DATE means each of 31 March, 30 June, 30 September and 31 December.

QUOTATION DAY means, in relation to any period for which an interest rate is to be determined:

(a) (if the currency is Euro) two TARGET Days before the first day of that period; or

(b) (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

REFERENCE BANKS means Deutsche Bank Luxembourg S.A., Dresdner Bank AG, Niederlassung Luxemburg, Landesbank Baden-Wurrtemberg and the principal offices of such other banks or financial institutions as may from time to time be agreed between the Company and the Facility Agent in accordance with Clause
26.15 (Reference Banks).

REGULATIONS T, U AND X means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

RELEVANT GAAP means:

(a)    in respect of the Company, IFRS; and

(b) in respect of any other Group Member (either alone or including its Subsidiaries) the generally accepted accounting principles and practices of its jurisdiction of incorporation.

RELEVANT INTERBANK MARKET means, in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

RELEVANT JURISDICTION means, in respect of any person, the jurisdiction of the country in which such person is incorporated and, if different, where it is resident or has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

RELEVANT LEGAL OPINION means with respect to any Finance Document the most recent legal opinion delivered with respect to such Finance Document pursuant to (i) Clause 4 (Conditions of Utilisation), (ii) Clause 25 (Changes to the Obligors), (iii) the Perfection Requirements or (iv) the conditions precedent set forth in the respective Finance Documents or in any amendment to such Finance Document.

RELEVANT PERIOD has the meaning given to it in Clause 21.1 (Financial Definitions).

REPEATING REPRESENTATIONS means each of the representations set out in Clause
19.2 (Status) to Clause 19.8 (Governing Law and Enforcement) (inclusive), Clause 19.11 (No Default and no Material Adverse Effect) to Clause 19.22 (Taxation) (inclusive), Clause 19.24 (Budgets) and Clause 19.26 (Issue of Share Capital) to Clause 19.31 (Auditors) (inclusive).

REVOLVING CREDIT FACILITY means the revolving loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

REVOLVING CREDIT FACILITY CANCELLATION DATE means a date on which a cancellation of the whole or part of the Available Facility for the Revolving Credit Facility is to be made under Clause 8.3 (Voluntary Cancellation) as specified in the relevant notice given under Clause 8.3 (Voluntary Cancellation).

REVOLVING CREDIT FACILITY COMMITMENT means:

(a) in relation to an Original Lender, the Euro Amount set opposite its name under the heading "Revolving Credit Facility Commitment" in Part II of
       SCHEDULE 1 (The Original Parties) and the Euro Amount of any other Revolving Credit Facility Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the Euro Amount of any Revolving Credit Facility Commitment transferred to it under this Agreement,

in each case as reduced or increased from time to time by any transfer or assignment pursuant to Clause 24 (Changes to the Lenders) and in the case of a Subfacility, as reduced or increased pursuant to Clause 2.2(c).

REVOLVING CREDIT FACILITY LENDER means a Lender providing Loans in accordance with the Revolving Credit Facility.

REVOLVING CREDIT FACILITY LOAN means a loan made or to be made under the Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

ROLLOVER LOAN means one or more Revolving Credit Facility Loans:

(a) made or to be made on the same day a maturing Revolving Credit Facility Loan is due to be repaid;

(b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Facility Loan;

(c)    in the same currency as the maturing Revolving Credit Facility Loan; and

(d) made or to be made for the purpose of refinancing such maturing Revolving Credit Facility Loan.

SCREEN RATE means:

(a) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(b) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

SECURED PARTIES means the Finance Parties, and each a SECURED PARTY.

SECURITY means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

SELECTION NOTICE means a notice substantially in the form set out in SCHEDULE 4 (Selection Notice) given in relation to an Acquisition Facility Loan.

SIGNING DATE means the date of execution of this Agreement.

SPECIFIED TIME means a time determined in accordance with SCHEDULE 11
(Timetable).

SUBFACILITIES means any facilities made available by a Subfacility Bank pursuant to and in accordance with Clause 5.5 (Utilisation of the Subfacilities), and SUBFACILITY shall be construed accordingly.

SUBFACILITY BANK means each Revolving Credit Facility Lender which becomes a Subfacility Bank by operation of Clause 2.2 (Subfacilities).

SUBFACILITY DOCUMENTS means any documents setting out the terms on which the Subfacilities are made available as agreed between the relevant Borrower, Subfacility Bank and approved by the Facility Agent.

SUBFACILITY NOTICE means a notice substantially in the form as attached hereto as SCHEDULE 5 (Subfacility Notice).

SUBSIDIARY means, in relation to any company, corporation or partnership, a company, corporation or partnership:

(a) a company, corporation or partnership which is "controlled", directly or indirectly, by and therefore is a "dependent enterprise" (abhangiges Unternehmen) of the first mentioned company, partnership or corporation, in the case of the latter, within the meaning of Sec. 17 of the Stock Corporation Act (Aktiengesetz), or which is a "subsidiary" (Tochterunternehmen) within the meaning of Sec. 290 of the Commercial Code (Handelsgesetzbuch) of such company, corporation or partnership;

(b) a company, corporation or partnership (other than, in each case, a Majority-Owned Joint Venture) more than half of the issued share capital or issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or partnership;

(c)    a partnership in which:

       (i) there is a participation of more than fifty per cent. in the assets of such partnership by the first mentioned company, corporation or partnership; or

       (ii) the first mentioned company, corporation or partnership has the power to (A) cast, or control the casting of, more than fifty per cent. of the maximum number of votes that might be cast at a general meeting, (B) appoint or remove all, or the majority of, the directors or other equivalent officers, or (C) give directions with respect to the operating and financial policies which the directors or other equivalent officers thereof are obliged to comply with; or

       (iii) in the case of a limited partnership, the general partner has control over such limited partnership and the first mentioned company, corporation or partnership has control of the general partner, and, for this purpose, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

TARGET DAY means any day on which TARGET is open for the settlement of payments in Euro.

TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) by any Government Agency.

TERMINATION DATE means the fifth anniversary of the Signing Date.

TOTAL ASSETS means the total consolidated assets of the Company and its Subsidiaries (other than Hitco Carbon Composites, Inc.), as shown on the most recent consolidated balance sheet of the Company.

TOTAL COMMITMENTS means the aggregate of the Total Revolving Credit Facility Commitments and the Total Acquisition Facility Commitments.

TOTAL ACQUISITION FACILITY COMMITMENTS means the aggregate of the Acquisition Facility Commitments.

TOTAL REVOLVING CREDIT FACILITY COMMITMENTS means the aggregate of the Revolving Credit Facility Commitments.

TRANSACTION SECURITY means any Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them expressed to be created by or pursuant to, or to be evidenced in, the Transaction Security Documents or any of them.

TRANSACTION SECURITY DOCUMENTS means:

(a) the pledge agreements over the shares in each Guarantor (other than the Company and SGL Technic Ltd.); and

(b) any other document entered into by any Group Member creating or evidencing or purporting to create or evidence Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them.

TRANSFER CERTIFICATE means a certificate substantially in the form set out in
SCHEDULE 7 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

TRANSFER DATE means, in relation to a transfer, the later of:

(a)    the proposed Transfer Date specified in the Transfer Certificate; and

(b)    the date on which the Facility Agent executes the Transfer Certificate.

TREASURY TRANSACTION means any currency or interest purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

UNPAID SUM means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US GROUP MEMBER means any Group Member incorporated, resident or with its principal place of business in the United States of America or any state thereof or which owns or leases property or otherwise conducts business in the United States of America or any state thereof.

UTILISATION means a utilisation of a Facility by way of a Loan.

UTILISATION DATE means the date of a Utilisation, being the date on which the relevant Loan is made or to be made.

UTILISATION REQUEST means a notice substantially in the form set out in
SCHEDULE 3 (Utilisation Request).

VAT means value added tax and any other tax of a similar nature.

1.2    CONSTRUCTION

(a)    Any reference in this Agreement to:

       (i) a document being in the AGREED FORM is a reference to a document which is either initialised as such on or before the Closing Date for the purposes of identification by or on behalf of the Company and the Mandated Lead Arrangers or the Facility Agent (or any other party to any such document) or is executed on or before the Signing Date by any of the Obligors and the Mandated Lead Arrangers or the Facility Agent or, if not so executed or initialised, is in form and substance reasonably satisfactory to the Facility Agent;

       (ii) ASSETS includes present and future properties, revenues and rights of every description;

       (iii) an information being DISCLOSED is a reference to such information being disclosed to the Facility Agent in writing prior to the date of this Agreement and given in connection with Clause 23.5 (Cross Default);

       (iv) DRESDNER KLEINWORT is a reference to Dresdner Kleinwort, the investment banking divison of Dresdner Bank AG acting through Dresdner Bank AG, Niederlassung Luxemburg (and all such references shall include Dresdner Bank AG);

       (v) the European interbank market means the interbank market for Euro operating in Participating Member States;

       (vi) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

       (vii) INDEBTEDNESS includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

       (viii) a PERSON includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

       (ix) a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law; but if not having the force of law, being one with which it is customary for persons to whom it is directed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

       (x) a provision of law is a reference to that provision as amended or re-enacted; and

       (xi) unless a contrary indication appears, a time of day is a reference to Brussels time.

(b)    Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is CONTINUING if it has not been remedied or waived and an Event of Default is CONTINUING if it has not been waived.

1.3    CURRENCY DEFINITIONS

In this Agreement:

(a)    EURO or EUR denote the single currency of the Participating Member
       States; and

(b) DOLLARS and USD denote the lawful currency of the United States of America.

2.     THE FACILITIES

2.1    THE FACILITIES

Subject to the terms of this Agreement, the Lenders make available the Facilities to the relevant Borrowers:

(a) a multicurrency revolving credit facility in Euro up to an amount equal to the Total Revolving Credit Facility Commitments; and

(b) a multicurrency term acquisition facility in Euro up to an amount equal to the Total Acquisition Facility Commitments.

2.2    SUBFACILITIES

(a) Subject to the terms of this Agreement, any Borrower may, at any time during the Availability Period applicable to the Revolving Credit Facility, by delivery of a Subfacility Notice to the Facility Agent request the conversion of the whole or part of the Available Commitment of a Lender under the Revolving Credit Facility into a Subfacility with effect from the date specified in such notice being a date not less than five Business Days after the date such Subfacility Notice is received by the Facility Agent (EFFECTIVE DATE) and further provided that not more than five Subfacilities are existing at the same time. The Facility Agent shall promptly notify each Lender upon receipt of any such Subfacility Notice.

(b) Any Revolving Credit Facility Lender may, but is not obliged to, become a Subfacility Bank.

(c) In the event of the establishment of a Subfacility in accordance with this Clause 2.2 (Subfacilities), then with effect on and from the Effective Date, the Subfacility Bank's unutilised Revolving Credit Facility Commitment shall be reduced by the amount of the Subfacility, but shall automatically increase by the amount of the relevant Subfacility upon a Subfacility ceasing to be available to the relevant Borrower or upon the Subfacility being cancelled in accordance with Clause 2.2(d) below.

(d) Any Borrower which has requested the establishment of a Subfacility may at any time by notice in writing to the Facility Agent and the relevant Subfacility Bank cancel such Subfacility in whole or in part, in which event on the date specified in the notice, being a date not less than ten Business Days after the date such notice is received by the Facility Agent, the Subfacility shall be cancelled and the relevant Borrower shall immediately repay or pay all amounts outstanding under such Subfacility.

(e) No Subfacility Bank may (other than at maturity of the relevant Subfacility), until (i) notice has been served under Clause 23.21 (Acceleration), (ii) an automatic cancellation has occurred under Clause
       23.22 (US Obligors) or (iii) it becomes unlawful in any applicable jurisdiction for the Subfacility Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Subfacility, demand repayment of any monies made available by it or withdraw prior to its original maturity any Subfacility or the right to make utilisations thereunder (unless an Event of Default has occurred which has not been waived by the Majority Lenders) or demand cash cover in respect of any guarantee or similar contingent liability by it or take any action analogous to any of the foregoing under the Subfacility.

(f) A Subfacility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

2.3    FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Lender and each Subfacility Bank under the Finance Documents are several. Failure by a Lender and a Subfacility Bank to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender and each Subfacility Bank under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents or, as the case may be, the Subfacility Documents to a Lender and a Subfacility Bank from an Obligor shall be a separate and independent debt. The creation of jointly held assets
       (Gesamthandsvermogen) is excluded.

(c) A Finance Party may, except as otherwise stated in the Finance Documents and subject to the terms of the Intercreditor Agreement, separately enforce its rights under the Finance Documents provided that if any Lender commences proceedings in respect of the Finance Documents it shall promptly notify the other Lenders through the Facility Agent and the Facility Agent shall notify the other Lenders accordingly.

3.     PURPOSE

3.1    PURPOSE

(a) Each Borrower shall apply all amounts borrowed by it under the Revolving Credit Facility in or towards financing the general corporate purposes and refinancing of existing working capital facilities of the Group but not to fund:

       (i) the making or declaration of any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or making of any other payment whatsoever in respect of share capital whether directly or indirectly by the Company; or

       (ii) the refinancing of any other Financial Indebtedness incurred after the Signing Date.

(b) Each Borrower shall apply all amounts borrowed by it under the Acquisition Facility in or towards financing of Acquisitions or Capital Expenditure.

(c) Each Borrower shall apply all amounts borrowed by it under the Subfacilities and utilise all other banking arrangements comprised in the Subfacilities for the general working capital requirements or other general corporate purposes of the Group but not to fund:

       (i) the making or declaration of any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or making of any other payment whatsoever in respect of share capital whether directly or indirectly by the Company; or

       (ii) the refinancing of any other Financial Indebtedness incurred after the Signing Date).

3.2    MONITORING

No Finance Party is bound to monitor or verify the application of the proceeds of, or the use of, any Utilisation pursuant to this Agreement.

4.     CONDITIONS OF UTILISATION

4.1    INITIAL CONDITIONS PRECEDENT

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of SCHEDULE 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2    FURTHER CONDITIONS PRECEDENT

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a) in the case of an Acquisition Facility Loan in excess of EUR 10,000,000, the Company attaches to the Utilisation Request (i) an update to the most recent Budget and such calculations required to evidence compliance with the obligations of the Company under Clause 21 (Financial Covenants) on a forward looking basis for the respective Financial Years under Review and (ii) a certificate executed by two authorised signatories of the Company confirming that it, based on the assumptions on which the Budget has been prepared, will comply with its obligations under Clause 21 (Financial Covenants) as per the information delivered pursuant to paragraph (i) above;

(b) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Rollover Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(c) the Repeating Representations made or deemed to be made by the Company and each other Obligor are true in all material respects; and

(d)    no Change of Control has occurred.

4.3    MAXIMUM NUMBER OF LOANS

(a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten Revolving Credit Facility Loans would be outstanding.

(b) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten Acquisition Facility Loans would be outstanding.

5.     UTILISATION

5.1    DELIVERY OF A UTILISATION REQUEST

A Borrower may utilise a Facility made available to it by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2    COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

       (i)    it identifies the Borrower;

       (ii)   it identifies the Facility to be utilised;

       (iii)  it identifies the purpose of the Loan;

       (iv) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

       (v) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount of Loans);

       (vi) the proposed Interest Period complies with Clause 10 (Interest Periods); and

       (vii)  it provides payment instructions.

(b)    Only one Loan may be requested in each Utilisation Request.

5.3    CURRENCY AND AMOUNT OF LOANS

(a)    A Loan must be in Euros or Dollars.

(b) The Euro Amount of any proposed Loan may not exceed the amount of the respective Available Facility.

(c) The amount of a proposed Loan must be a minimum of EUR 5,000,000 and an integral multiple of EUR 1,000,000 or, if less, the applicable Available Facility or, if made in Dollars, USD 5,000,000 and an integral multiple of USD 1,000,000 or, if less, the applicable Available Facility.

5.4    LENDERS' PARTICIPATION

(a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b) The Euro Amount of each Lender's participation in each Revolving Credit Facility Loan (other than under a Subfacility) or, as the case may be, Acquisition Facility Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of such Revolving Credit Facility Loan or, as the case may be, Acquisition Facility Loan.

(c) No Revolving Credit Facility Loan shall be made on any Utilisation Date if, as a result, the aggregate of all Revolving Credit Facility Loans on that Utilisation Date when aggregated at that time with the amount of all Subfacilities effective at that time exceeds the aggregate of the Revolving Credit Facility Commitments on that Utilisation Date.

(d) The Facility Agent shall notify each Lender of the currency, Euro Amount and the Interest Period in relation to each Loan at the Specified Time.

5.5    UTILISATION OF THE SUBFACILITIES

(a) Subfacilities may comprise overdraft facilities, letters of credit, bank guarantees, short term loans, foreign exchange facilities or, if approved by the Facility Agent, any other facilities or financial accommodation as may be required in connection with the business of the Group which the Company and the relevant Subfacility Bank may agree from time to time.

(b) The rate of interest, fees and other remuneration in respect of each Subfacility and all other terms and conditions thereof shall be determined by agreement between the Subfacility Bank and the relevant Borrower as set out in the relevant Subfacility Documents, and shall be based upon the normal market rates and terms from time to time of the Subfacility Bank taking into account its fronting function.

(c) Each Borrower and each Subfacility Bank agree with and for the benefit of each Subfacility Bank that any utilisations made under any Subfacility provided by such Subfacility Bank shall not exceed the Subfacility.

(d) In case of any inconsistency between any term of a Subfacility Document and of this Agreement, the terms of this Agreement shall prevail.

(e) Each Borrower and each Subfacility Bank shall, promptly upon request by the Facility Agent, provide the Facility Agent with such information relating to the operation of each Subfacility as the Facility Agent may from time to time request. Each Borrower consents to all such information being released to the Facility Agent and each Lender.

6.     CHANGE OF CURRENCY

6.1    SELECTION OF CURRENCY

A Borrower shall select the currency of a Loan in a Utilisation Request.

6.2    REBASING OF ACQUISITION FACILITY LOANS

(a) If an Acquisition Facility Loan is to be denominated in Dollars during two successive Interest Periods, the Facility Agent shall calculate the amount of the Acquisition Facility Loan in Dollars for the second of those Interest Periods (by calculating the amount of Dollars equal to the Euro Amount of that Acquisition Facility Loan at the Facility Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

       (i) if the amount calculated is less than the existing amount of that Acquisition Facility Loan in Dollars during the first Interest Period, promptly notify the Borrower that has borrowed that Acquisition Facility Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

       (ii) if the amount calculated is more than the existing amount of that Acquisition Facility Loan in Dollars during the first Interest Period, promptly notify each Lender and, if no Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b) If the calculation made by the Facility Agent pursuant to paragraph (a) above shows that the amount of the Acquisition Facility Loan in Dollars for the second of those Interest Periods converted into Euro at the Facility Agent's Spot Rate of Exchange at the Specified Time has increased or decreased by less than five per cent. compared to its Euro Amount (taking into account any payments made pursuant to paragraph (a) above), no notification shall be made by the Facility Agent and no payment shall be required under paragraph (a) above.

(c) All calculations made by the Facility Agent pursuant to this Clause 6.2 will take into account any repayment, prepayment, consolidation or division of Acquisition Facility Loans to be made on the last day of the first Interest Period.

(d) Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' Participation).

7.     REPAYMENT

7.1    REPAYMENT OF REVOLVING CREDIT FACILITY LOANS

Each Borrower shall repay each of its Revolving Credit Facility Loans (i) on the last day of its Interest Period and (ii) on the Termination Date. No Interest Period shall fall after the Termination Date.

7.2    REPAYMENT OF ACQUISITION FACILITY LOANS

Each Borrower shall repay each of its Acquisition Facility Loans on the Termination Date. Any amounts repaid may not reborrowed.

8.     PREPAYMENT AND CANCELLATION

8.1    ILLEGALITY

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue, participate in or allow to remain outstanding any Loan:

(a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b) upon the Facility Agent notifying the Company, any Commitment of that Lender will be immediately cancelled; and

(c) each Borrower shall, on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) repay that Lender's participation in the Loans made to that Borrower together with accrued interest thereon, Break Costs and all other amounts owing to such Lender under the Finance Documents.

8.2    RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

(a)    If:

       (i) any sum payable to any Lender by an Obligor is required to be increased under Clause 13.2(c) (Tax Gross-up);

       (ii)   any Lender claims indemnification from the Company under Clause
              13.3 (Tax Indemnity) or Clause 14.1 (Increased Costs); or

       (iii) any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of SCHEDULE 6 (Mandatory Cost Formula),

       the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent at least ten Business Days' prior written notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero and the Company shall immediately repay that Lender's participation in the Loans.

8.3    VOLUNTARY CANCELLATION

The Company may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 500,000 and representing an integral multiple of EUR 250,000) of the Available Facility for the Revolving Credit Facility or the Acquisition Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under the Revolving Credit Facility or, as the case may be, the Acquisition Facility.

8.4    VOLUNTARY PREPAYMENT OF ACQUISITION FACILITY LOANS

(a) A Borrower to which an Acquisition Facility Loan has been made may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Acquisition Facility Loan (but, if in part, being an amount that reduces the Acquisition Facility Loan by a minimum amount of EUR 500,000 or the equivalent in Dollars (and otherwise representing an integral multiple of EUR 250,000 or the equivalent in Dollars).

(b) An Acquisition Facility Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

8.5    CHANGE OF CONTROL

Upon the occurrence of a Change of Control the Facilities will be cancelled and all Loans (including those under Subfacilites), together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.6    RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) Unless a contrary indication appears in this Agreement, any part of the Revolving Credit Facility that is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d) No part of the Acquisition Facility that has been prepaid may be reborrowed.

(e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g) Any reduction or cancellation of the Revolving Credit Facility Commitment or, as the case may be, Acquisition Facility Commitment under this Clause 8 shall reduce the Total Revolving Credit Facility Commitments or, as the case may be, the Total Acquisition Facility Commitments by the amount of such reduction or cancellation.

9.     INTEREST

9.1    CALCULATION OF INTEREST IN RESPECT OF EACH LOAN

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)    Margin;

(b)    EURIBOR or, in relation to any Loan in Dollars, LIBOR; and

(c)    Mandatory Cost, if any.

9.2    MARGIN RATCHETS

(a) Save as provided in paragraph (b) below, the Margin shall be the percentage rate per annum specified in the definition of INITIAL MARGIN in Clause 1.1 (Definitions).

(b) Save as provided in Clause 9.4 (Default Margin) and in accordance with Clause 9.3 (Margin Changes), if the financial statements of the Group in respect of a Financial Quarter and the Compliance Certificate relating to such financial statements, delivered to the Facility Agent pursuant to Clause 20.1 (Financial Statements) and Clause 20.2 (Compliance Certificate) respectively, disclose that the Leverage Ratio as at and for the period of twelve Months ending on the last day of that Financial Quarter falls within a range of the ratios specified in Column A below, then the Margin shall be the adjusted percentage rate per annum set out opposite such ratios in Column B below:

                       COLUMN A                      COLUMN B
                  (LEVERAGE RATIO)        (MARGIN (PER CENT. PER ANNUM))

                   2.5 < x < 3.0                       1.75
                           -
                   2.0 < x < 2.5                       1.50
                           -
                   1.5 < x < 2.0                       1.25
                           -
                   1.0 < x < 1.5                       1.00
                           -
                   0.5 < x < 1.0                       0.75
                           -
                      x < 0.5                          0.50
                        -


9.3    MARGIN CHANGES

(a) Save as provided in this Clause 9.3 (Margin Changes) and Clause 9.4 (Default Margin), any change in the Margin provided for by Clause 9.2 (Margin Ratchets) shall take effect, in relation to all existing and future Loans, respectively, on the day following the reference date (Stichtag) of the relevant consolidated financial statement of the Group delivered with the Compliance Certificate pursuant to Clause 20.2 (Compliance Certificate) for the relevant Financial Quarter (which in case of the fourth Financial Quarter of each financial year shall be the consolidated statement of the Group delivered pursuant to Clause 20.1(a)(i) (Financial Statements)). However, the first adjustment of the Margin (if any) shall be based on the consolidated financial statement of the Group delivered with the Compliance Certificate for the first Financial Quarter in the year 2008. Any amount which is repayable to a Borrower following an adjustment of the Margin in accordance with the first sentence of this paragraph shall be paid by the respective Lenders to such Borrower within ten days of delivery of the respective Compliance Certificate. Any amount payable by a Borrower following an adjustment of the Margin in accordance with the first sentence of this paragraph shall be paid by such Borrower to the Facility Agent (for the account of the Lenders) within ten days of delivery of the respective Compliance Certificate.

(b)    If in any financial year of the Group:

       (i) the Margin has been adjusted pursuant to this Clause 9.3 in reliance on a Compliance Certificate relating to consolidated financial statements of the Group delivered pursuant to Clause
              20.1 (Financial Statements) in respect of any Financial Quarter in that financial year; and

       (ii) the audited consolidated financial statements of the Group delivered pursuant to Clause 20.1 (Financial Statements) in respect of that financial year show that such reduction should not have been made, that reduction shall be reversed with retrospective effect, the Margin applicable to the relevant Facility shall be justified by the audited consolidated financial statements, amounts of interest calculated by reference to the adjusted Margin (whether or not already paid) shall be recalculated by reference to the Margin justified by such financial statements and the Borrowers shall be required to make a payment to the Facility

       Agent, in such amounts as the Facility Agent may specify, to cover any shortfall in amounts of interest which should have been received by the Lenders following any recalculation. The Facility Agent's determination of any such shortfall shall, save in the case of manifest error, be conclusive and the Facility Agent shall provide the Company with reasonable details of the calculation of such shortfall.

9.4    DEFAULT MARGIN

(a) The Margin shall immediately convert to the Default Margin from the date determined by the Facility Agent as being the date on which a Default has occurred or comes into existence (until the date specified by the Facility Agent as being the date on which it has been demonstrated to its reasonable satisfaction that such Default is no longer continuing or has been waived or in the case of a breach of a financial covenant under Clause 21 (Financial Covenants), the date on which the Facility Agent receives a Compliance Certificate confirming that such breach has been remedied (and the Margin shall thereafter be determined in accordance with Clause 9.2 (Margin Ratchets) on the basis of the unaudited consolidated financial statements of the Group in respect of the preceding four Financial Quarters last delivered to the Facility Agent pursuant to Clause 20.1 (Financial Statements), together with the Compliance Certificate relating to such financial statements delivered pursuant to Clause 20.2 (Compliance Certificate)).

(b) The Facility Agent shall promptly notify the Lenders and the Company of any determination that a Default has occurred or exists or, as the case may be, that it has been demonstrated to its reasonable satisfaction (based on the instructions of the Lenders) that such Default is no longer continuing.

9.5    PAYMENT OF INTEREST

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

9.6      DEFAULT INTEREST AND LIQUIDATED DAMAGES

(a) An Obligor shall be in default (Verzug) if it fails to pay any amount (other than in payment of interest and fees, other than commitment fees) payable by it under a Finance Document on its due date. On the occurrence of such a default (Verzug), interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate per annum determined by the Facility Agent from time to time to be the aggregate of (i) EURIBOR or, in relation to any Loan in Dollars, LIBOR (ii) the Default Margin, and
       (iii) the Mandatory Cost for such period as the Facility Agent may select on the Business Day immediately following such due date, such rate to be recalculated on the same basis at the end of each such period until such sum is received by the Facility Agent. Any interest accruing under this Clause 9.6 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b) If an Obligor fails to pay any amounts in payment of interest or fees (other than commitment fees) under a Finance Document on its due date, such Obligor shall pay liquidated damages to the Facility Agent for the account of the relevant Lenders in an

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

       amount determined by the Facility Agent as being, in respect of the period from the due date of payment until receipt by the Facility Agent of the relevant amount, the equivalent of interest at a rate determined in accordance with Clause 9.6(a) applied to the relevant overdue amount.

(c) In the circumstances described in paragraph (a) and (b) above, the Company shall be entitled to demonstrate that the damage actually suffered by the Lenders is lower than the amounts determined in accordance therewith, and the Lenders shall be entitled to prove and claim for any higher damage.

9.7    NOTIFICATION OF RATES OF INTEREST

The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.    INTEREST PERIODS

10.1   SELECTION OF INTEREST PERIODS

(a) A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or, in case of an Interest Period for an Acquisition Facility Loan which has already been borrowed, in a Selection Notice.

(b) Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Acquisition Facility Loan was made not later than the Specified Time.

(c) If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be three Months.

(d) Subject to this Clause 10, a Borrower may select an Interest Period of one, two, three or six Month(s) or any other period agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(e)    An Interest Period for a Loan shall not extend beyond the Termination
       Date.

(f) A Revolving Credit Facility Loan has one Interest Period only, which shall start on the respective Utilisation Date. Each Interest Period for an Acquisition Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2   CHANGES TO INTEREST PERIODS

(a) Prior to determining the interest rate for a Loan, the Facility Agent may, but is not obliged to, shorten an Interest Period for any Loan, so that it ends on a Revolving Credit Facility Cancellation Date or, as the case may be, Acquisition Facility Cancellation Date (or, if any such date is not a Business Day, on the preceding Business Day), in order to ensure that the aggregate Euro Amount of the Revolving Credit Facility Loans or Acquisition Facility Loans will not exceed the Total Revolving Credit Facility Commitments or, as the case may be, Total Acquisition

       Facility Commitments immediately after any Revolving Credit Facility Cancellation Date or, as the case may be, Acquisition Facility Cancellation Date.

(b) If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Company and the Lenders.

10.3   NON-BUSINESS DAYS

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.4   CONSOLIDATION AND DIVISION OF ACQUISITION FACILITY LOANS

(a)    Subject to paragraph (b) below, if two or more Interest Periods:

       (i)    relate to Acquisition Facility Loans in the same currency;

       (ii)   end on the same date; and

       (iii)  are made to the same Borrower,

       those Acquisition Facility Loans will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the Acquisition Facility on the last day of the Interest Period.

(b) Subject to Clause 4.3 (Maximum Number of Loans) and Clause 5.3 (Currency and amount of Loans), if a Borrower requests in a Selection Notice that an Acquisition Facility Loan be divided into any number of Acquisition Facility Loans which is in accordance with Clause 4.3(b), that Acquisition Facility Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount in Euros or, as the case may be, Dollars of the Acquisition Facility Loan immediately before its division, having taken into account any repayment to be made on that day.

11.    CHANGES TO THE CALCULATION OF INTEREST

11.1   ABSENCE OF QUOTATIONS

Subject to Clause 11.2 (Market Disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2   MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

       (i)    the Margin;

       (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

       (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)    In this Agreement MARKET DISRUPTION EVENT means:

       (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

       (ii) before close of business in Luxembourg on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

11.3   ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. If no agreement is reached, Clause 11.2 (Market Disruption) shall continue to apply.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4   BREAK COSTS

(a) Each Borrower shall, within three Business Days of demand by the Facility Agent acting on behalf of a Finance Party, pay to the Facility Agent on demand for the account of that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.    FEES

12.1   COMMITMENT FEE

(a) The Company shall pay to the Facility Agent (for the account of each Lender) a commitment fee in Euro computed at the rate of the lower of
       (i) fifty per cent. of the applicable Margin or (ii) 0.5 per cent. in each case per annum on that Lender's Available Commitment under each Facility for its respective Availability Period;

(b) Accrued commitment fees are payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, in case of a cancellation in full of a Facility, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2   AGENCY FEE

The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.3   SECURITY AGENT FEE

The Company shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

13.    TAX GROSS UP AND INDEMNITIES

13.1   DEFINITIONS

(a)    In this Clause 13.1:

       PROTECTED PARTY means a Finance Party that is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

       TAX CREDIT means a credit against, relief or remission for, or repayment of, any Tax.

       TAX DEDUCTION means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

       TAX PAYMENT means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax Gross-up) or a payment under Clause 13.3 (Tax Indemnity).

(b) In this Clause 13 a reference to DETERMINES or DETERMINED means a determination made in the absolute discretion of the person making the determination.

13.2   TAX GROSS-UP

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

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


(b) A Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the relevant Borrower and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed on a payment of interest on a Loan, if on the date on which the payment falls due, the Obligor making the payment is able to demonstrate that the payment:

       (i)    relates to a Tax referred to in Clause 13.3(b); or

       (ii) could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Finance Party and each Obligor that makes a payment to which that Finance Party is entitled shall, to the extent practicable, co-operate in completing any procedural formalities necessary in due time for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3   TAX INDEMNITY

(a) The Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost that that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

       (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or, for the avoidance of doubt, caused by its German limited tax liability (beschrankte Steuerpflicht); or

       (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

       if in either case that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c) A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4   TAX CREDIT

(a) If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

       (i)    a Tax Credit is attributable to that Tax Payment; and

       (ii) that Finance Party has obtained, utilised and retained that Tax Credit,

       the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Deduction not been required by law.

(b) If such a Tax Credit by reference to which a Finance Party has made a payment to an Obligor under paragraph (a) above is subsequently disallowed or cancelled, the Obligor must reimburse any payment made under paragraph (a) above to the relevant Finance Party.

(c) If an Obligor makes a Tax Payment, a Finance Party shall take all reasonable steps to claim a Tax Credit unless in the opinion of that Finance Party the making of such claim might have an adverse effect on its business, operations, property, condition or prospects (financial or otherwise). The relevant Obligor shall bear any costs incurred by a Finance Party in making such a claim.

13.5   STAMP TAXES

       Subject to Clause 39.4 (Austrian Stamp Duty) the Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. Each Finance Party shall use best efforts to avoid incurring such stamp duty, registration and other similar Taxes in circumstances where it would be reasonable for it to do so. The first sentence above shall not apply (i) to any such taxes payable in connection with the entry into of an assignment or transfer in accordance with Clause 24 (Changes to the Lenders) and (ii) in the event that Clause 39.4 (Austrian Stamp Duty) is breached by a Party other than the Company and its Subsidiaries.

13.6   VALUE ADDED TAX

(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that such Finance Party is entitled to repayment or credit in respect of the VAT.

14.    INCREASED COSTS

14.1   INCREASED COSTS

(a) Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

       (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation; or

       (ii)   compliance with any law or regulation made after the Signing
              Date.

(b)    In this Agreement INCREASED COSTS means:

       (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;

       (ii)   an additional or increased cost; or

       (iii)  a reduction of any amount due and payable under any Finance
              Document,

       which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2   INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent or the Company, provide a certificate confirming the amount of its Increased Costs in and supported in reasonable detail in abstract terms.

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


14.3   EXCEPTIONS

(a) Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

       (i) attributable to a Tax Deduction required by law to be made by an Obligor;

       (ii) compensated for by Clause 13.3 (Tax Indemnity) (or would have been compensated for under Clause 13.3 (Tax Indemnity) but was not so compensated solely because one of the exclusions in Clause 13.3(b) applied);

       (iii)  compensated for by the payment of the Mandatory Cost; or

       (iv) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 14.3, a reference to a TAX DEDUCTION has the same meaning given to the term in Clause 13.1 (Definitions).

15.    OTHER INDEMNITIES

15.1   CURRENCY INDEMNITY

(a) If any sum due from an Obligor under the Finance Documents (SUM), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (FIRST CURRENCY) in which that Sum is payable into another currency (SECOND CURRENCY) for the purpose of:

       (i)    making or filing a claim or proof against that Obligor;

       (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

       that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of any amount paid to it in satisfaction, in whole or in part, of such claim, proof, order, judgment or award.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2   OTHER INDEMNITIES

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

(a) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(b) any Loan (or part of any Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower

(c)    the occurrence of an Event of Default;

(d) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation any cost, loss or liability arising as a result of Clause 29 (Sharing among the Lenders).

15.3   INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

The Company shall promptly indemnify the Facility Agent and the Security Agent against any cost, loss or liability incurred by the Facility Agent or the Security Agent (in each case acting reasonably) as a result of:

(a)    investigating any event which it reasonably believes is a Default;

(b) (in the case of the Facility Agent) entering into performing any foreign exchange contract for the purposes of Clause 6 (Change of Currency); or

(c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.    MITIGATION BY THE LENDERS

16.1   MITIGATION

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax Gross up and Indemnities) or Clause 14 (Increased Costs) including (but not limited
       to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2   LIMITATION OF LIABILITY

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it or any of its Affiliates.

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


17.    COSTS AND EXPENSES

17.1   TRANSACTION EXPENSES

The Company shall promptly on demand pay to the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and performance of:

(a)    this Agreement and any other documents referred to in this Agreement;
       and

(b)    any other Finance Documents executed after the Signing Date.

17.2   AMENDMENT COSTS

If an Obligor requests an amendment, waiver or consent or an amendment is required pursuant to Clause 6 (Change of Currency) the Company shall, within three Business Days of demand, reimburse the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent, as the case may be, in responding to, evaluating, negotiating or complying with that request or requirement.

17.3   ENFORCEMENT COSTS

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4   SECURITY AGENT EXPENSES

The Company shall promptly on demand pay to the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent (for its own account and that of any Finance Party) in connection with the constitution, administration or release of any of the Transaction Security.

18.    GUARANTEE AND INDEMNITY

18.1   GUARANTEE AND INDEMNITY

Subject to Clause 18.9 (Limitations for German Guarantors) to Clause 18.14 (Limitations for US Guarantors) inclusive, each Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees (garantiert) to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

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


(c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2   CONTINUING GUARANTEE

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3   REINSTATEMENT

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4   WAIVER OF DEFENCES

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

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(f)    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)    any insolvency or similar proceedings.

18.5   IMMEDIATE RECOURSE

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or the Facility Agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6   APPROPRIATIONS

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or the Facility Agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or Facility Agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7   DEFERRAL OF GUARANTORS' RIGHTS

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)    to be indemnified by an Obligor;

(b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8   ADDITIONAL SECURITY

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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18.9   LIMITATIONS FOR GERMAN GUARANTORS

(a) Each Finance Party agrees that the enforcement of the guarantee and indemnity pursuant to this Clause 18, and any Transaction Security provided by a Guarantor pursuant to the terms of the Transaction Security Documents, other than in respect of Loans made available to such Guarantor or to a Subsidiary of such Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any Obligor (other than the Company) which is a German limited liability company (Gesellschaft mit beschrankter Haftung - GmbH) or a German limited partnership in the form of a GmbH & Co. KG (each a GERMAN OBLIGOR), to the extent that payment under that guarantee and indemnity, or the enforcement of the Transaction Security, would cause the higher of (i) the German Obligor's or, in case of a GmbH & Co. KG, its general partner's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's or, in case of a GmbH & Co. KG, its general partner's registered share capital (Stammkapital)) as per 31 December 2006 minus 10 per cent. (BASE NET ASSETS) and (ii) the German Obligor's or, in case of a GmbH & Co. KG, its general partner's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's Stammkapital) as per the end of the calendar month preceding the date of enforcement of this guarantee and indemnity or of any Transaction Security (CURRENT NET ASSETS) to fall below its Stammkapital provided that for the purposes of the calculation of the Base Net Assets and the Current Net Assets the following balance sheet items shall be adjusted as follows:

       (i) the amount of any increase of the Stammkapital of the relevant German Obligor or, in case of a GmbH & Co. KG, its general partner after the Signing Date shall be deducted from the relevant Stammkapital;

       (ii) loans provided to the relevant German Obligor (or to any direct or indirect Subsidiary of such German Obligor) by any Group Member shall be disregarded if and to the extent such loans have been made from funds made available to a German Obligor pursuant to the terms of this Agreement, or are subordinated, or are considered subordinated pursuant to Sec. 32a GmbHG; and

       (iii) loans and other liabilities incurred in violation of the provisions of this Agreement shall be disregarded,

       and further provided that the relevant German Obligor shall for the purposes of the determination of the Base Net Assets and the Current Net Assets dispose of all assets where the relevant assets are shown in the balance sheet of the German Obligor with a book value (Buchwert) which is significantly lower than the market value of such assets. The above limitations shall not apply if following notification by a Finance Party of claims raised under the guarantee and indemnity pursuant to this Clause 18, or of the enforcement of Transaction Security by such Finance Party, the relevant German Obligor does not provide conclusive evidence, including in particular interim financial statements up to the end of the last completed calendar month (which shall be audited if reasonably requested by the Facility Agent), within twenty-five days after the date of such notification, or if after receipt of such unaudited statements notification is given to the relevant German Obligor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within fifty days after the date of such notification.

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(b)    Each German Obligor may at any time request by giving written notice to the Facility Agent that the amount of the Base Net Assets relevant for the purpose of Clause 18.9(a) is reduced to an amount
       (REDUCED AMOUNT) corresponding to the amount of such German Obligor's or, in case of a GmbH & Co. KG, its general partner's actual net assets (to be determined as set out in paragraph (a) above), less or plus, as the case may be, any decrease or increase to be reasonably expected in the course of a period of one Month from the date of receipt by the Facility Agent of the notice (NOTICE PERIOD). Together with any such written request, the relevant German Obligor shall provide the Facility Agent with reasonable evidence (substantially applying the rules applicable for setting up a statement of over-indebtedness (Uberschuldungsstatus)) showing the German Obligor's net assets position (to be determined as set out in paragraph (a) above), and shall further provide the Facility Agent with a written confirmation setting out the German Obligor's or, in case of a GmbH & Co. KG, its general partner's projected net assets as per the end of the Notice Period and stating the reasons therefor in reasonable detail. Upon the lapse of the Notice Period, the Base Net Assets shall be deemed to correspond to the Reduced Amount, unless the Lenders have terminated this Agreement in accordance with the provisions of this Agreement and notified the respective German Guarantor thereof before the lapse of such Notice Period.

18.10  LIMITATIONS FOR AUSTRIAN GUARANTORS

(a) The liability under this Agreement of each Guarantor established in Austria (AUSTRIAN GUARANTOR) under this Agreement shall, in addition to any other limitations applicable to such Austrian Guarantor pursuant to this Agreement, at all times be limited so that at no time the liability of each Austrian Guarantor would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian corporate law, in particular Section 82 of the Austrian Act on Limited Liability Companies (Gesetz uber Gesellschaften mit beschrankter Haftung) (GMBHG) and/or Sections 52 and 65 et seq of the Austrian Stock Corporation Act (Aktiengesetz) (AKTG). These rules have been drafted to cover limited liability companies (GmbH) and stock corporations (AG) but not limited partnerships such as SGL Carbon GmbH & Co. The reason for this restriction is that both partners of the limited partnership themselves are a GmbH (SGL Carbon GmbH FN 109150 s) and an AG (SGL AG HRB 9448). The limited partner, is already obligated under this Agreement as an Original Borrower and is already liable for all Loans outstanding. Accordingly, no guarantee limitation language for the limited partner (SGL Carbon AG) was deemed necessary.

(b) In any case, however, the parties agree that no limitation shall apply to the extent that the amounts to be paid by each Austrian Guarantor under this Agreement do not exceed:

       (i) the respective Austrian Guarantor's freely distributable balance sheet profit to the extent not yet distributed to the shareholders of the respective Austrian Guarantor (including retained earnings) (Bilanzgewinn) as defined in ss. 224 (3) lit A no. IV of the Austrian Enterprise Code (Unternehmensgesetzbuch -
              UGB) as calculated by reference to the most recent - where applicable audited - financial statements of the respective Austrian Guarantor then available; plus

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       (ii)   any other amounts which are freely available for distribution to the shareholder(s) of the respective Austrian Guarantor under the GmbHG (or AktG respectively) and the UGB at the time or times payment under or pursuant to this agreement is requested from the respective Austrian Guarantor; plus

       (iii) other debts which are discharged by way of applying proceeds from the enforcement of the guarantee granted under Clause 18 or which in such case enable the respective Austrian Guarantor to effect a unilateral set-off in order to promptly discharge of such debt; plus

       (iv) to the extent applicable, amounts payable by the respective Austrian Guarantor (pari-passu with the respective Austrian Guarantor's obligation under the Finance Documents) from any Facility which was on-lent to the respective Austrian Guarantor by the shareholders (provided however that the proceeds resulting from an enforcement of any guarantee granted pursuant to this Clause 18 shall discharge the respective Austrian Guarantor from, or enable the respective Austrian Guarantor to effect a unilateral set-off of, a corresponding amount of the obligations that the respective Austrian Guarantor has assumed as a result of the receipt of any such amounts).

(c) In consideration for granting the guarantee under this Clause 18 - with the exception of any amounts on-lent in accordance with Clause 18.10(b)(iv) - and during such time as such guarantee continues to be outstanding, the Borrowers of the Facilities shall pay to each Austrian Guarantor an adequate and arm's length annual fee (the GUARANTEE FEE). The Guarantee Fee shall amount to 1.5 per cent. p.a. of the liability of any Austrian Guarantor to be determined in accordance with the Austrian capital maintenance rules (referred to in item 18.10 (b)). In any event as a prepayment of the Guarantee Fee an amount of EUR 100,000 is to be paid annually upfront by the Borrowers to the Austrian Guarantor (PREPAYMENT OF THE GUARANTEE FEE). Within three months of the end of each fiscal year the relevant Austrian Guarantor's auditor shall determine the amount of the contingent (or actual) liability of such Austrian Guarantor under this Guarantee and based upon such figure determine the amount of the annual Guarantee Fee. (For the avoidance of doubt any amounts on-lent to an Austrian Guarantor shall not be included in the calculation basis of the Guarantee Fee.) This amount of the contingent (or actual) liability of the Austrian Guarantors shall immediately be notified by the Borrowers to the Facility Agent and subsequently has to be approved by the Lenders within ten Business Days. In case the Lenders have reasonable doubt as to the amount of the contingent (or actual) liability (as determined by the relevant Austrian Guarantor's auditor) the Lenders shall be entitled to appoint an independent expert to determine the amount of the contingent (or actual) liability of such Austrian Guarantor (upon basis of which the Guarantee Fee will be calculated). The Borrowers, consequently, shall within a period of four weeks from the date of the determination of the Guarantee Fee issue notes in the nominal amount of the Guarantee Fee less the Prepayment of the Guarantee Fee for each fiscal year to the Austrian Guarantor. The Austrian Guarantor shall be entitled (and the notes shall provide accordingly) in its sole discretion to demand payment by the Borrowers of any amounts outstanding under the notes at any time. However, the Guarantee Fee shall not mature and become payable before three month from submission of the

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       respective Austrian Guarantor's (audited) financial statements to the relevant competent court in accordance with Art. 277 UGB.

(d) Each Austrian Guarantor hereby represents and warrants that the Guarantee Fee (as provided for above) and the general corporate benefit to be received by such Austrian Guarantor from and in connection with entering into this Agreement is of such nature that (i) the Austrian Guarantors actually and effectively obtain a corporate benefit from entering into this Agreement, and that (ii) such benefit renders the guarantee for consideration of the Guarantee Fee to be in compliance with the Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) and not to contravene the prohibition of the return of equity from a company to its shareholder (Verbot der Einlagenruckgewahr).

(e) Each Austrian Guarantor herewith confirms with respect to itself and considering its obligations under this Clause 18, as of the day of this Agreement and the Closing Date that:

       (i) it has satisfied itself using the diligence of a prudent businessman that the creditworthiness of each Borrower is adequate; and

       (ii) it has checked and verified using the diligence of a prudent businessman that on the date hereof it is (or would be) in a financial position to comply with its obligations under this Clause 18, provided that the confirmation given under (a) above is given as a confirmation for the purpose of Austrian capital maintenance rules only and shall not be construed as a directly enforceable warranty or guarantee given by the respective Austrian Guarantor on each Borrower's creditworthiness to the Finance Parties, in excess of the commitment made by the respective Austrian Guarantor under this Clause 18.

(f) Each Austrian Guarantor as of the day of this Agreement and the Closing Date confirms for itself that the guarantee granted pursuant to this Clause 18 is being granted in compliance with Austrian capital maintenance rules and against adequate consideration for the purpose of Austrian capital maintenance rules and that it acts in good faith in such respect.

(g) Each Austrian Guarantor shall procure to record its potential obligation under its guarantee and indemnity pursuant to this Clause 18 in its financial statements to be established after the execution of this Agreement or its Accession to this Agreement, respectively, pursuant to Art. 199 of the UGB.

(h) Each Austrian Guarantor agrees that the benefit of this guarantee and indemnity shall be transferred and shall remain in full legal effect when an Existing Lender (as defined in Clause 24 (Changes to the Lenders) seeks to transfer its rights and obligations under the Finance Documents by assignment or by novation to a New Lender pursuant to Clause 24 (Changes to the Lenders).

(i) The Security Agent shall not enforce any security provided by an Austrian Guarantor under this Agreement to the extent that such enforcement would result in any personal liability or criminal responsibility of any of the managing directors of such an Austrian Guarantor.

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18.11  LIMITATIONS FOR POLISH GUARANTORS

Each Finance Party agrees that the guarantee, indemnity and any other obligations of each Guarantor incorporated in Poland (a POLISH GUARANTOR) which is a joint-stock company (spolka akcyjna) assumed under this Agreement and any Security provided pursuant to the terms of this Agreement by such Polish Guarantor shall not include and shall not extend to any amount of the Facilities utilised in breach of Article 345 ss. 1 of Polish Commercial Company Code (Kodeks Spolek Handlowych) to finance, directly or indirectly, the acquisition of or subscription for shares in such Polish Guarantor.

18.12  LIMITATIONS FOR DUTCH GUARANTORS

Each Finance Party agrees that the obligations of a Guarantor incorporated and existing under the laws of The Netherlands under or pursuant to this Agreement shall be deemed not to be undertaken or incurred to the extent that the same would (i) constitute unlawful financial assistance prohibited pursuant to section 207 (c) Book 2 of the Dutch Civil Code or (ii) be deemed ultra vires within the meaning of section 7 Book 2 of the Dutch Civil Code.

18.13  LIMITATIONS FOR SPANISH GUARANTORS

Any guarantee, indemnity, obligation and liability granted, incurred, undertaken, assumed or otherwise agreed by any Obligor incorporated in Spain (a SPANISH OBLIGOR) under this Clause 18 shall not include and shall not extend to any obligation incurred by any Obligor for the purpose of acquiring or subscribing the shares of such Spanish Obligor or the shares of its direct or indirect holding company (and, in the case of a Spanish sociedad de responsabilidad limitada, the shares of the companies within its group), neither to any indebtedness under any Facility to the extent that the granting of such guarantee and indemnity would contravene or be in violation of mandatory provisions of Spanish law in respect of financial assistance, as specifically contemplated in section 81 of the Spanish Royal Decree 1564/1989 dated 22 December 1989 (Ley de Sociedades Anonimas) or, as the case may be, section 40.5 of the Spanish Act 2/1995, dated 23 March 1995 (Ley de Sociedades de Responsabilidad Limitada).

18.14  LIMITATIONS FOR US GUARANTORS

Notwithstanding anything to the contrary in this Clause 18, the maximum aggregate amount recoverable from any US Guarantor under this Clause 18 shall in no event exceed an amount equal to the largest amount that would not render such US Guarantor's obligations under this Clause 18 subject to avoidance under any applicable US Federal or State fraudulent obligation, transfer or conveyance law, including Section 548 of the US Bankruptcy Code.

19.    REPRESENTATIONS

19.1   REPRESENTATION AND WARRANTIES

(a) On the Signing Date and on any date referred to in Clause 19.32 (Time for Making Representations and Warranties), the Company (in respect of its own affairs and each Group Member), each Original Obligor (in respect of its own affairs and those of its Subsidiaries) and, on the date of its accession to this Agreement and on any date referred to in Clause 19.32 (Time for Making Representations and Warranties), each Additional Obligor (in respect of its own affairs and those of its Subsidiaries) makes the representations and warranties set out in this Clause 19 to each Finance Party.

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(b)    The Obligors acknowledge that the Finance Parties have entered into this
       Agreement in reliance on these representations and warranties.

19.2   STATUS

(a) It is a corporation or limited partnership, duly incorporated or formed and validly existing under the law of the jurisdiction of its place of incorporation or its seat.

(b) It has the power to own its assets and carry on its business as it is currently being conducted.

19.3   NO WINDING-UP

No administrator, receiver, insolvency trustee, examiner, liquidator or similar officer or official has been appointed with respect to it or any of its assets and (to the best of its knowledge and belief) no petition by a third party or proceeding for any such appointment is pending nor has any resolution for any such appointment been passed.

19.4   BINDING OBLIGATIONS

The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any Relevant Legal Opinion, legal, valid, binding and enforceable obligations.

19.5   NON-CONFLICT WITH OTHER OBLIGATIONS

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)    any law or regulation applicable to it;

(b)    its constitutional documents; or

(c)    any agreement or instrument binding upon it or any of its assets,

nor will such entry into and performance (except as provided in any Transaction Security Documents) result in the creation of, or oblige it to create, any Security (other than Permitted Security) over any of its assets.

19.6   POWER AND AUTHORITY

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. No limit on its powers will be exceeded as a result of such entry, delivery or performance.

19.7   VALIDITY AND ADMISSIBILITY IN EVIDENCE

All Authorisations required:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

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(b)    to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

(c) to enable it to own its material assets and carry on its business as it is being conducted; and

(d) to enable it to create any Transaction Security expressed to be created by it by or pursuant to, or as the case may be, any Transaction Security expressed to have been created by it and to be evidenced in, any Transaction Security Document and to ensure that such Transaction Security has the priority and ranking it is expressed to have, have (save for any filings or registrations required in relation to the Transaction Security Documents, which filings or registrations will be made promptly after execution of the relevant documents no later than the time-frame agreed with the Security Agent and in any event within applicable time limits) been obtained or effected and are in full force and effect.

19.8   GOVERNING LAW AND ENFORCEMENT

(a) The choice of German law as the governing law of the Finance Documents (to the extent they are expressed to be governed by German law) and in respect of any Transaction Security Document to which it is a party, the choice of the relevant governing law of that Transaction Security Document, will in each case be recognised and enforced in its jurisdiction of organisation.

(b) Any judgment obtained in the Federal Republic of Germany in relation to a Finance Document (to the extent it provides for the jurisdiction of a German court) and in respect of any Transaction Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under that Transaction Security Document) will be recognised and enforced in its jurisdiction of organisation.

19.9   DEDUCTION OF TAX

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.10  NO FILING OR STAMP TAXES

It is not necessary that the Finance Documents be filed, recorded or enrolled with any Government Agency in any jurisdiction where an Obligor is domiciled or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated therein (save for complying with Perfection Requirements).

19.11  NO DEFAULT AND NO MATERIAL ADVERSE EFFECT

(a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

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(c)    No other event or circumstance is outstanding which would, with the lapse of time, the giving of notice, the making of any determination under the relevant document or any combination of the foregoing, constitute a default under any other agreement or instrument relating to Financial Indebtedness which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect.

(d) No Material Adverse Effect has occurred since the date of submission of the latest financial statements pursuant to Clause 20.1(b).

19.12  INFORMATION

Any written information provided by the Company on its own behalf or on behalf of any Group Member to any Finance Party in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not untrue or misleading in any material respect.

19.13  GOOD TITLE TO ASSETS

Except in relation to certain toll manufacturing equipment (Auftragsfertigung), it has, subject to Permitted Security, good and marketable title to or valid leases or licenses of or is otherwise entitled to use (in each case, on arm's length terms) all material assets necessary to carry on its business as it is being conducted.

19.14  INTELLECTUAL PROPERTY RIGHTS

(a) It owns or has licensed to it on arm's length terms all the Intellectual Property Rights which are required by it in order for it to carry on its business in all material respects as it is currently being conducted (MATERIAL IPR) and, to the best of its knowledge and belief, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any material respect.

(b) It has taken all formal or procedural actions (including payment of fees) required to maintain in full force and effect any registered Material IPR owned by it.

(c) It is not aware of any adverse circumstance relating to the validity, subsistence or use of any of its Intellectual Property which might reasonably be expected to have a Material Adverse Effect.

19.15  CREATION OF SECURITY

(a) It is, or upon the execution (and the fulfilment of any conditions included therein) of the Transaction Security Documents to which it is a party will be, subject to any Permitted Security, the absolute legal and beneficial owner of all the assets over which it purports to create Transaction Security (other than as provided in any Transaction Security Document) by or pursuant to or as evidenced in the Transaction Security Documents, and no third party has any right, claim, title, interest, pledge, lien or other encumbrance or charge whatsoever in or to such Charged Asset.

(b) Subject to any general principles of law limiting its obligations which are specifically referred to in any Relevant Legal Opinion, each Transaction Security Document to which it is or is to be a party creates, or upon such execution will create, the Transaction Security which that Transaction Security Document purports to create and with the ranking and priority it is expressed to have or, if that Transaction Security Document purports to evidence Transaction Security, accurately evidences, or upon such execution will so evidence, Transaction Security which has been validly created.

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19.16  PENSION SCHEMES

(a) Each Group Member is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates and each such pension scheme is adequately provided for (either by way of being funded or by way of provision in the balance sheet) based on reasonable actuarial assumptions applicable to the jurisdiction in which the relevant pension scheme is maintained and administered and funded in accordance with applicable law.

(b) Except as disclosed to the Lenders prior to the Signing Date, no Group Member has (to the best of its knowledge and belief) any liability in respect of any pension scheme and there are no circumstances which would give rise to such liability.

19.17  PARI PASSU RANKING

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

19.18  NO PROCEEDINGS PENDING OR THREATENED

(a) Subject to paragraph (c) below, no litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, has been started or (to the best of its knowledge and belief) threatened against it, nor are there (to the best of its knowledge and belief) any circumstances reasonably likely to give rise to such litigation, arbitration or administrative proceeding which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

(b) No labour disputes which might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

(c) No competition law related civil litigation, civil lawsuits or other civil proceedings of or before any court have been started in accordance with the applicable procedural rules or (to the best of its knowledge and belief) threatened in any relevant jurisdiction against any Group Member which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

19.19  ENVIRONMENTAL COMPLIANCE

(a) It has obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and has at all times complied with:

       (i)    all applicable Environmental Laws;

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       (ii)   the terms and conditions of such Environmental Licences; and

       (iii) all other covenants, conditions, restrictions and agreements directly or indirectly concerned with any Environmental Contamination,

       where failure to do so might have a Material Adverse Effect.

(b) There are to its knowledge no circumstances which may prevent or interfere in any material respect with the compliance in the future of it and each of its Subsidiaries with all applicable Environmental Laws, the terms of all Environmental Licences referred to in paragraph (a) above and all covenants, conditions, restrictions and agreements referred to in paragraph (a) above.

19.20  ENVIRONMENTAL RELEASES

No:

(a) property currently or previously owned, leased, occupied or controlled by it (including any offsite waste management or disposal location utilised by it or any of its Subsidiaries) is contaminated with any Dangerous Substance; and

(b) discharge, release, leaching, migration or escape of any Dangerous Substance into the Environment has occurred or is occurring on, under or from any property,

in each case to the best of its knowledge, in circumstances where this is reasonably likely to have a Material Adverse Effect.

19.21  ENVIRONMENTAL CLAIMS

No Environmental Claim has been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect.

19.22  TAXATION

(a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (other than to the extent that: (i) payment is being contested in good faith and in accordance with the relevant procedures, (ii) adequate reserves are being maintained for those Taxes in accordance with Relevant GAAP, and (iii) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Transaction Security created under any Transaction Security Document or failure to pay is caused by administrative or technical error that is remedied as soon as possible after receipt of notification thereof from the relevant Tax authorities).

(b)    It is not materially overdue in the filing of any Tax returns.

(c) No claims are being or are likely to be asserted against it with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

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19.23  BASE FINANCIAL STATEMENTS

(a) The Base Financial Statements were prepared in accordance with IFRS or Relevant GAAP consistently applied.

(b) There has been no material adverse change in the business or financial condition of any Obligor since the date to which the latest Base Financial Statements were prepared.

(c)    The financial year of the Group is the calendar year.

19.24  BUDGETS

(a)    It:

       (i) regards (as at the date that the most recent Budget is delivered to the Facility Agent under Clause 20.4 (Budgets)) as neither unreasonable, nor to any material extent unattainable, any of the forecasts or projections set out in that Budget;

       (ii) believes (after having made all reasonable enquiries) that the assumptions, upon which the forecasts and projections relating to the Group contained in the most recent Budget delivered under Clause 20.4 (Budgets) are based, are fair and reasonable; and

       (iii) has made full disclosure of all material facts relating to the Group to all the persons responsible for the preparation of each Budget.

19.25  GROUP STRUCTURE CHART

The descriptions contained in the Group Structure Chart including details of:

(a)    all Subsidiaries, direct or indirect, of the Company;

(b)    all Intra-Group Loans;

(c) all minority shareholdings in any Group Member held by any person who is not a Group Member; and

(d) all companies, partnerships and Joint Ventures in which any Group Member has an interest or participation,

are true, complete and correct in all material respects.

19.26  ISSUE OF SHARE CAPITAL

Except for the Management and Employee Benefit Plans, the conversion rights under the Convertible Bond and Permitted Equity Issues, there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person other than an existing shareholder or, as the case may be, partner the right (whether conditional or otherwise) to call for the issue or allotment of, any share, partnership interest, loan note or loan capital (including an option or right of pre-emption or conversion) of any Group Member (other than the Company).

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19.27  ERISA AND MULTIEMPLOYER PLANS

(a) Neither any US Group Member nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the Signing Date made or accrued an obligation to make contributions to any Multiemployer Plan to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

(b) Each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code and all other applicable laws and regulations.

(c) Each Employee Plan which is intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period and, to the knowledge of the Company, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would adversely affect such qualification).

(d) The fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of all accumulated benefit obligations under such Employee Plan (based on the assumptions used for the purposes of Statement of Financial Accounting No. 87) as of the date of the most recent financial statements reflecting such amounts or, if additional contributions are required to make such Employee Plan sufficient, the Company does not believe that such might reasonably be expected to have a Material Adverse Effect.

(e) There are no material actions, suits or claims pending against an Employee Plan (other than routine claims for benefits), or (to the knowledge of the Company, any US Group Member or any ERISA Affiliate) threatened, which might reasonably be expected to be asserted successfully against any Employee Plan.

(f) Each US Group Member and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed by law, by the terms of such Employee Plan, or by any contract or agreement requiring contributions to an Employee Plan.

(g) Neither any US Group Member nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

(h) Neither any US Group Member nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC.

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19.28  MARGIN STOCK

(a) No US Group Member is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) The Facilities will not be used, directly or indirectly, for any purpose which might constitute all or any part of the Facilities a "purpose credit" within the meaning of Regulation U or Regulation X.

(c) No US Group Member or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

19.29  INVESTMENT COMPANIES

No Group Member is subject to regulation under the United States Public Utility Holding Company Act of 1935 or the United States Investment Company Act of 1940 or any United States federal or state statute or regulation limiting its ability to incur indebtedness.

19.30  INSURANCES

(a) The insurance arrangements required by Clause 22.9 (Insurance) are in full force and effect as required by this Agreement.

(b) No event or circumstance has occurred, and there has been no failure to disclose a material fact, which would (to the best of its knowledge and belief) entitle any insurer to reduce or avoid its liability under any such insurance arrangements.

19.31  AUDITORS

The Company's appointed auditors and the auditors for each Obligor are one of the internationally recognised "big four" firm of accountants or BDO (together, AUDITORS).

19.32  TIME FOR MAKING REPRESENTATIONS AND WARRANTIES

(a)    The representations and warranties set out in this Clause 19 are made:

       (i) in the case of an Obligor which is a Party on the Signing Date, by that Obligor on that date, the date of the first Utilisation Request under this Agreement and the first Utilisation Date; and

       (ii) in the case of an Obligor which becomes a Party after the Signing Date, by that Obligor on the day on which it becomes an Additional Obligor.

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(b)    The Repeating Representations are deemed to be made by each Obligor to each Finance Party by reference to the facts and circumstances then existing on each of the following days or dates:

       (i) the date of each Utilisation Request, the first day of each Interest Period; and

       (ii) the day on which a company becomes or it is proposed that a company becomes an Additional Obligor.

20.    INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1   FINANCIAL STATEMENTS

The Company shall supply to the Facility Agent in sufficient copies for all the
Lenders:

(a) as soon as the same become available, but in any event within one hundred and twenty days after the end of each of its financial years:

       (i) its audited consolidated and unconsolidated financial statements for that financial year; and

       (ii) at the request of the Facility Agent, the financial statements of each Obligor (audited where audited financial statements are available) for that financial year,

       each comprised of its respective balance sheet, profit and loss account and cash flow statement; and

(b) as soon as the same become available, but in any event within fifty days after the end of the first, second and third Financial Quarter in each of its financial years, its unaudited consolidated financial statements (in a form satisfactory to the Facility Agent) for that Financial Quarter comprised of its balance sheet, profit and loss account and cash flow statement, together with a description of the business, market and financial developments of the Company and each business segment.

20.2   COMPLIANCE CERTIFICATE

(a) The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 20.1(a)(i) or Clause 20.1(b) (Financial Statements), a Compliance Certificate setting out (in reasonable detail), in each case as at the date to which those financial statements were drawn up:

       (i)    computations as to compliance with Clause 21 (Financial
              Covenants);

       (ii) computations establishing calculations with respect to any Margin adjustments for the purpose of Clause 9.2 (Margin Ratchets) and, in the case of a Compliance Certificate accompanying audited financial statements, if applicable, an updated list of all Material Subsidiaries; and

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       (iii)  in the case of the annual audited consolidated financial statements by the Company's Auditors, a confirmation that the Minimum Guarantor Coverage (as defined in Clause 22.27 (Additional Guarantors)) has been met as per the relevant balance sheet date.

(b) The Company shall ensure that each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to Clause 20.1(a)(i), by the Auditors that certified such statements.

20.3   REQUIREMENTS AS TO FINANCIAL STATEMENTS

(a) Each set of financial statements delivered by the Company pursuant to Clause 20.1(a) (Financial Statements) shall be audited and certified without material qualification by an Auditor.

(b) Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial Statements) shall be certified by two directors or, as the case may be, two members of the management board of the Company or relevant Obligor as fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up.

(c) Each set of financial statements delivered by the Company pursuant to Clause 20.1(b) (Financial Statements) shall be in such form as the Facility Agent may reasonably require and shall include a comparison of actual performance with the performance projected by the relevant Budget for the period to which those financial statements relate, as well as a comparison with the preceding year, and shall provide management commentary explaining any differences in such performance and any material developments or proposals affecting the Group or its business.

(d) The Company will ensure that each set of financial statements delivered by it pursuant to Clause 20.1 (Financial Statements) is prepared using the IFRS and accounting practices and financial reference periods consistent with those applied in the preparation of the Base Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that such financial statements have been prepared on a different basis as a result of a change in accounting principles and its Auditors and shall deliver to the Facility Agent:

       (i) a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Base Financial Statements were prepared; and

       (ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and to establish any of the other matters referred to in Clause 20.2 (Compliance Certificate) and to make an accurate comparison between the financial position indicated in those financial statements and the Base Financial Statements.

       Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Financial Statements were prepared.

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(e)    If the Company notifies the Facility Agent of a change in accordance with paragraph (d) above then the Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

       (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

       (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

20.4   BUDGETS

(a) The Company shall, as soon as the same becomes available and in any event no later than 120 days after the commencement of each financial year of the Group, deliver to the Facility Agent in sufficient copies for the Lenders a budget (BUDGET) for that financial year and the following three financial years (together, the FINANCIAL YEARS UNDER REVIEW) (in a form and showing such detailed information as the Facility Agent may reasonably require) prepared by reference to each Financial Quarter and including:

       (i) forecasts of any projected disposals (including timing and amount of any projected disposals) on a consolidated basis of the Group for each Financial Year under Review;

       (ii) projected profit and loss accounts (including projected turnover and operating costs), broken down in respect of operating profit before depreciation and amortisation in different business units/divisions, and projected balance sheets and cash flow statements, together with the main operating assumptions relating to such projected financial statements, at least for the first Financial Year under Review on a quarterly basis, for each Financial Year under Review on a consolidated basis for the Group;

       (iii) revisions to the projections set out in the Budget and actuals of the preceding year, together with the main operating assumptions relating thereto, for each Financial Year under Review, based on the financial condition and performance and prospects of the Group at such time;

       (iv) projected Capital Expenditure as defined in Clause 21.1 (Financial Definitions) to be incurred, at least for the first Financial Year under Review on a quarterly basis, for each Financial Year under Review on a consolidated basis for the Group; and

       (v)    projected Consolidated EBITDA as at the end of each Financial
              Quarter.

(b) The Company shall provide the Facility Agent with details of any material changes in the projections delivered under this Clause 20.4 as soon as reasonably practicable after it becomes aware of any such change.

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20.5   INFORMATION: MISCELLANEOUS

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a) all material documents dispatched by any Group Member to its shareholders (or any class of them) or by the Company and its Material Subsidiaries to its creditors (or any class of them) generally at the same time as they are dispatched;

(b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member and which might, if adversely determined, have a Material Adverse Effect and any details of any litigation or administrative proceedings which are current, or any material litigation or material administrative proceedings which are threatened or pending, regarding competition law proceedings and related civil lawsuits, including, for the avoidance of doubt, any fines which have been assessed or increased by way of any administrative proceedings by any Government Agency;

(c) promptly upon becoming aware of them, the details of any rating or, following the issuance of any such rating, any change in an Obligor's credit rating by Moody's Investor Services, Inc. or by Standard and Poor's Corporation;

(d) promptly upon becoming aware of them, the details of any proposed acquisition(s) (as defined below) (other than an acquisition which is fully funded by equity (for the avoidance of doubt, including cash at hand)), to the extent such details are not subject to the terms of a reasonable confidentiality undertaking, in excess of EUR 30,000,000, including, but not limited to:

       (i) (to the extent available) the provision of the target company's audited annual financial statements; and

       (ii) pro forma projections for the Group after the acquisition of the target company,

       and ACQUISITIONS for the purposes of this paragraph shall be any investment or acquisition of any share or any interest in the capital of any person, the investment or acquisition of any business or going concern or the whole or substantially the whole of any assets or business of any person (or any assets that constitute a division or operation unit of the business of any person);

(e) details of any change in the corporate ownership structure of the Group from that set out in the Group Structure Chart;

(f) at each Quarter Date a cash flow analysis, signed by the chief financial officer of the Company in relation to the preceding Financial Quarter;

(g) promptly, and, in any event, prior to the date on which any Subsidiary becomes a Borrower or a Guarantor, such further information regarding the financial condition, business and operations of any Group Member as any Lender (through the Facility Agent) may reasonably request; and

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(h)    any communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated might have a Material Adverse Effect or result in liabilities of and/or expenditure by, one or more Group Members in excess of EUR 10,000,000 (or its equivalent in another currency or currencies) in aggregate.

20.6   NOTIFICATION OF DEFAULT

(a) Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7   ERISA REPORTING REQUIREMENTS

(a) The Company shall procure that each US Group Member and each ERISA Affiliate (each a RELEVANT COMPANY) shall:

       (i) promptly and in any event within thirty days after any Relevant Company knows or has reason to know that any ERISA Event which would reasonably be expected to have a Material Adverse Effect has occurred; and

       (ii) promptly and in any event within ten days after any Relevant Company knows or has reason to know that a request for a minimum funding waiver under section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, deliver to the Facility Agent a written statement of the chief financial officer of the Company describing such ERISA Event or waiver request and the action, if any, that it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto.

(b) The Company shall procure that each Relevant Company shall, simultaneously with the date that any Relevant Company files a notice of intent to terminate any Title IV Plan (if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA), deliver to the Facility Agent a copy of such notice.

20.8   BOOKS AND RECORDS

Each Obligor shall (and the Company shall ensure that each Group Member will) keep books and records which accurately reflect in all material respects all of its business, affairs and transactions.

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20.9   INVESTIGATIONS

(a) If an Event of Default is continuing or the Majority Lenders reasonably believe, after consultation with the Company, that any financial statement, certificate or calculation provided under this Agreement is inaccurate or incomplete in any material respect, the Facility Agent (acting on the instructions of the Majority Lenders) may require the Company to instruct the Auditors of the Company (or any other internationally recognised "big four" firm of accountants or BDO) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Group. The reasonable costs and expenses of each such investigation or report shall be borne by the Company.

(b) Each Obligor shall (and the Company shall ensure that each other Group Member will) co-operate fully with any person carrying out an investigation or preparing a report pursuant to paragraph (a) above.

21.    FINANCIAL COVENANTS

The covenants in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1   FINANCIAL DEFINITIONS

(a)    In this Clause 21:

       ADDITIONAL FINANCIAL INDEBTEDNESS means Borrowed Money Indebtedness (other than Existing Senior Secured Debt and Financial Indebtedness pursuant to paragraph (k) of the definition of Permitted Indebtedness) to the extent guaranteed by a Group Member other than the Company or secured by Security.

       APPROVED BANK means any bank which is an authorised banking institution under applicable legislation and whose debt securities are rated at least A1 by Moody's Investor Services, Inc. or A+ by Standard and Poor's Corporation or as the Facility Agent may approve.

       CAPITAL EXPENDITURE means any expenditure or obligation in respect of expenditure which in accordance with Relevant GAAP is treated as capital expenditure.

       CASH means:

       (i)    cash at hand; and

       (ii) any credit balance on any current, savings or deposit account with any Approved Bank that is repayable on demand or upon not more than ninety days' notice.

       CASH EQUIVALENTS means:

       (i) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

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       (ii)   securities issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith audit obligation of such government with maturities of 24 months or less from the date of acquisition;

       (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank or trust company having capital and surplus in excess of EUR 500,000,000;

       (iv) repurchase obligations for underlying securities of the types described in paragraph (i), (ii) and (iii) entered into with any financial institution meeting the qualifications specified in paragraph (iii) above;

       (v) commercial paper rated at the time of acquisition thereof at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of acquisition thereof;

       (vi) readily marketable direct obligations issued by any state of the United States of America or any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

       (vii) Financial Indebtedness or preference shares with a maturity of three months or less after the date of acquisition of persons with a short-term debt rating of A1+ granted by S&P or PI granted by Moody's to which the Company or a Subsidiary of the Company is beneficially entitled, and which can be promptly realized by the Company or such Subsidiary without condition;

       (viii) Financial Indebtedness with either (i) in case two ratings are available: a long-term rating at the time of acquisition thereof of at least A2 by Moody's and A by S&P or a short-term rating at the time of acquisition thereof of at least A-1 by Moody's and P-1 by S&P, in each case with maturities of 12 months or less from the date of acquisition, or (ii) in case only one rating is available: a long-term rating at the time of acquisition thereof of at least A2 by Moody's or A by S&P or a short-term rating at the time of acquisition thereof of at least A-1 by Moody's or P-1 by S&P, in each case with maturities of 12 months or less from the date of acquisition; and

       (ix) interests in investment funds investing 95 per cent. of their assets in securities of the types described in clauses (i) through
              (viii) above,

       in each case to which any Group Member is beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security.

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       CONSOLIDATED EBITDA means, in respect of any Relevant Period, consolidated net pre-taxation profits of the Group for such Relevant Period adjusted by, without duplication:

       (i)    adding back Net Interest Costs;

       (ii) (without double counting) adding back any non-cash interest accruing under the Convertible Bond;

       (iii)  adding back interest on pension provisions;

       (iv)   adding back amortisation of capitalised debt financing costs;

       (v) adding back any amount attributable to the depreciation of tangible assets or impairment of shareholdings;

       (vi) adding back any amount attributable to the amortisation and/or impairment of goodwill, intellectual property and other intangible assets;

       (vii) adding back any amount attributable to net write-offs of tangible fixed assets, inventory and deferred tax assets including, but not limited to, as a consequence of impairment tests or restructuring measures;

       (viii) adding back any amount attributable to the provisions taken for the competition law liabilities and for any other future competition law related fines;

       (ix) adding the operating profit before interest, tax, depreciation, amortisation and impairment charges (EBITDA) of a member of the Group or attributable to a business or assets acquired during the Relevant Period for that part of the Relevant Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; and

       (x) deducting the EBITDA attributable to any member of the Group or to any business or assets sold during that Relevant Period.

       EXISTING SENIOR SECURED DEBT means the Senior Secured Debt listed in
       SCHEDULE 10 (Existing Senior Secured Debt).

       INTEREST PAYABLE means, in respect of any Relevant Period, the aggregate amount of interest (including the interest element of leasing and hire purchase payments), expenses (cash or non-cash), commission, fees, discounts and other finance charges of any nature payable (whether or not paid, payable or capitalised) by any Group Member (including any commission, fees, discounts and other finance charges payable by any Group Member under any interest rate hedging arrangement) but after deducting any commission, fees, discounts and other finance charges receivable by any Group Member under any interest rate hedging arrangement.

       LEVERAGE RATIO means, for any Relevant Period, the ratio of Total Net Debt on the last day of that period to Consolidated EBITDA for that period.

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       NET INTEREST COSTS means, for any Relevant Period, Interest Payable for such period, but after deducting interest receivable or accrued during such period by any Group Member on any cash deposit or bank account or on any Cash Equivalents.

       RELEVANT PERIOD means each period of twelve months ending on the last day of each of the Company's financial years and/or each period of twelve months that corresponds with four consecutive Financial Quarters ending on the Quarter Date on which the relevant calculation falls to be made.

       SENIOR SECURED DEBT means Total Net Debt (to the extent guaranteed by a Group Member other than the Company or secured by Security).

       TOTAL NET DEBT means, at any time (but so that no amount shall be included or excluded more than once), the aggregate indebtedness of any Group Members constituting Financial Indebtedness (but excluding indebtedness of any Group Member to another Group Member to the extent permitted under this Agreement, and provided further that, when calculating the value of any derivative transaction in respect of paragraph (g) of the definition of Financial Indebtedness, the net marked to market value shall apply) plus the amount of prepayment or advance payments in respect of services (erhaltene Zahlungen auf noch zu erbringende Leistungen) not yet capitalised (billings greater than cost incurred), less Cash and Cash Equivalents, plus the aggregate amount of fines assessed against the Company in relation to any competition law liabilities, any other competition law related fines, civil proceedings and costs related to either of them, or, if greater:

       (i) in relation to the fines imposed on the Company or any Group Member by the European Commission, the aggregate amount of such fines plus accrued interest thereon, such interest calculated at the rate as set by the European Commission; and

       (ii) in relation to the fines imposed on the Company or any Group Member by the US Department of Justice, the total amount of all such fines together with all other amounts arising from hedging activities relating to those fines.

(b) All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with IFRS.

(c) For the purposes of this Clause 21, GROUP shall include the Company and its Subsidiaries to the extent such Subsidiaries are consolidated in accordance with Relevant GAAP, and GROUP MEMBER shall be construed accordingly.

21.2   SENIOR SECURED DEBT TO CONSOLIDATED EBITDA

Following the incurrence of Additional Financial Indebtedness by any Group Member, the Company must ensure that the ratio of Senior Secured Debt to Consolidated EBITDA for each Relevant Period ending on a Quarter Date shall not be greater than 2 : 1.

21.3   LEVERAGE RATIO

The Company must ensure that the Leverage Ratio for each Relevant Period ending on a Quarter Date shall not be greater than 3 : 1.

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21.4   CALCULATIONS

All calculations made for the purposes of the financial covenants set out in this Clause 21 shall be made by reference to, where the Relevant Period to which such covenant relates ends on, or the Quarter Date to which such covenant relates falls on:

(a) any day other than the last day of any financial year of the Company, the unaudited consolidated financial statements of the Company for each of the four consecutive Financial Quarters within that Relevant Period or, as the case may be, the unaudited consolidated financial statements of the Company for the Financial Quarter ending on that Quarter Date, in each case as delivered pursuant to Clause 20 (Information Undertakings); and

(b) the last day of any financial year of the Company, as in paragraph (a) above or, when so delivered, the audited consolidated financial statements of the Company for that financial year.

21.5   FINANCIAL TESTING

(a) Each of the financial covenants set out in this Clause 21 shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 20.1 (Financial Statements) and Clause 20.2 (Compliance Certificate).

(b) Each of the financial covenants set out in this Clause 21 shall be tested against the Company's latest consolidated financial statements on a four Financial Quarter rolling basis and adjusted pro forma for Permitted Disposals assuming such transactions had occurred at the beginning of the relevant four-Financial Quarter period. The Minimum Guarantor Coverage shall be tested on the basis of the Company's audited consolidated financial statements.

22.    GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1   AUTHORISATIONS

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) promptly:

       (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

       (ii) upon the Facility Agent's written request supply certified copies to the Facility Agent of,

       any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

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(b)    Each Obligor shall (and the Company shall ensure that each other Group
       Member will):

       (i) ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions;

       (ii) obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation which is necessary for the conduct of its business or the business of the Group as a whole; and

       (iii) upon the Facility Agent's written request supply the Facility Agent with copies of any such Authorisations.

22.2   COMPLIANCE WITH LAWS

Each Obligor shall (and the Company shall ensure that each other Group Member will) comply in all respects with all laws to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

22.3   NEGATIVE PLEDGE

(a) No Obligor shall (and the Company shall ensure that no other Group Member will) create or permit to subsist any Security over any of its assets.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will):

       (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Group Member;

       (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

       (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

       (iv) enter into any other preferential arrangement having a similar effect,

       in each case, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)    Paragraphs (a) and (b) above do not apply to Permitted Security.

(d) No Obligor shall (and the Company shall ensure that no Material Subsidiary will) agree to create or permit to subsist any covenant in any document, other than the Finance Documents and the Notes, that it will not create or permit to subsist any Security over its assets.

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22.4   DISPOSALS

(a) No Obligor shall (and the Company shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any part of its respective assets.

(b)    Paragraph (a) above does not apply to any Permitted Disposal.

22.5   CHANGE OF BUSINESS

No Obligor shall (and the Company shall ensure that no other Group Member will) make, or take any steps to make, any substantial change to the general nature of its business from that carried on at the Signing Date or carry on any other business which results in any substantial change to the general nature of the business of the Group as a whole from that carried on at the Signing Date.

22.6   YEAR END

Each Obligor shall (and the Company shall ensure that each other Group Member will) ensure that each of its financial years and each Financial Quarter in each of its financial years shall end on a Quarter Date and the Company shall ensure that each financial year, and each Financial Quarter of each financial year, of the Group shall end on a Quarter Date.

22.7   JOINT VENTURE

(a) No Obligor shall (and the Company shall ensure that no other Group Member will):

       (i)    form, or enter into, or permit to subsist;

       (ii) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in; or

       (iii) transfer any assets to, or lend to, or guarantee or give security for the obligations of,

       any partnership, consortium, Joint Venture or other like arrangement or agree to do any of the foregoing.

(b)    Paragraphs (a) shall not apply to:

       (i) (in addition to paragraph (iii) below) Investments in Joint Ventures not to exceed at any one time the greater of: (x) EUR 100,000,000 and (y) 10 per cent. of the Total Assets;

       (ii)   Investments in Joint Ventures existing on the Signing Date; and

       (iii) an Investment in less than 50 per cent. of the Equity Interests of a Joint Venture which has been made in exchange for the contribution of the Equity Interests of Hitco Carbon Composites, Inc.

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22.8   PRESERVATION OF ASSETS

Each Obligor shall (and the Company shall ensure that each other Group Member will) maintain and preserve all of its assets that are necessary in the conduct of its business in good working order and condition (ordinary wear and tear excepted).

22.9   INSURANCE

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such Obligor or Group Member in the country or countries in which such Obligor or Group Member owns or leases property or conducts its business.

(b) Without limiting paragraph (a) above, each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance against business interruption (Betriebsunterbrechung), professional indemnity (i.e. directors' and officers' liability insurance), pollution, public liability, product liability and third party liability (Haftplicht) to the extent as is usual for companies carrying on a substantially similar business.

22.10  INTELLECTUAL PROPERTY

Each Obligor shall (and the Company shall ensure that each other Group Member will) make such registrations, pay such fees and other amounts and do all other acts as are necessary to keep those registered Intellectual Property Rights which are necessary for carrying on the business of the Group as a whole in force, and to record, maintain, protect and safeguard its interest in those Intellectual Property Rights.

22.11  ENVIRONMENTAL COMPLIANCE

Each Obligor shall (and the Company shall ensure that each other Group Member will) obtain and maintain all requisite Environmental Licences and comply with:

(a)    all applicable Environmental Laws; and

(b)    the terms and conditions of all Environmental Licences applicable to it,

and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so would or might reasonably be expected to have a Material Adverse Effect.

22.12  ENVIRONMENTAL CLAIMS

The Company shall inform the Facility Agent in writing as soon as reasonably practicable upon it becoming aware of:

(a) any Environmental Claim which has been commenced or threatened against any Group Member, or

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(b)    any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member,

where the claim might, if determined against that Group Member, reasonably be expected to have a Material Adverse Effect.

22.13  PENSION SCHEMES

(a) The Company will, if reasonably requested by the Facility Agent, deliver to the Facility Agent:

       (i) at such time as those reports are prepared in order to comply with then current statutory or auditing requirements (if any); and

       (ii) if the Facility Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with,

       actuarial reports in relation to the pension schemes operated by any Group Members.

(b) Each Obligor shall (and the Company shall procure that each other Group Member will) ensure that all pension schemes applicable to it are fully provided for (either by way of being funded or by way of provision in its balance sheet) based on reasonable actuarial assumptions to the extent required by applicable law and/or Relevant GAAP and are administered and funded in accordance with applicable law and/or Relevant GAAP.

22.14  TAXATION

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, save to the extent that:

       (i) payment is being contested in good faith and in accordance with the relevant procedures;

       (ii) adequate reserves are being maintained for those Taxes in accordance with Relevant GAAP; and

       (iii) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Transaction Security created under any Transaction Security Document.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will) be materially overdue in the filing of any Tax returns.

22.15  SECURITY

(a) Unless expressly permitted under the Finance Documents, each Obligor shall ensure that any Transaction Security remains in full force and effect with the ranking and priority it is expressed to have.

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(b)    No Obligor shall (and the Company shall ensure that no other Group Member will) do or omit to do anything or knowingly permit or cause anything to be done or omitted to be done which would or could adversely affect any Transaction Security.

(c) Each Obligor shall take all such actions as the Facility Agent or the Security Agent may reasonably request for the purpose of perfecting any Transaction Security.

(d) Each Obligor shall, if the Security Agent lawfully exercises any power (whether of sale or other disposal or otherwise) or right with respect to the Charged Assets, do all reasonable acts to permit the exercise of such power or right.

22.16  PARI PASSU RANKING

Without limiting Clause 22.15(a) (Security), each Obligor shall (and shall cause each other Group Member to) ensure that its payment obligations under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

22.17  CASH FLOW RESTRICTIONS

The Company shall ensure that, other than the Finance Documents and the Notes, no Group Member will be a party to any contractual or similar arrangement pursuant to which any Group Member is prohibited from making any payments of dividends or other distributions, or from lending monies to another Group Member if the obligations of such Group Member under such contractual or similar arrangement are secured or guaranteed by another Group Member (save for those Group Members which are a Subsidiary of such Group Member being party to such contractual or similar arrangement).

22.18  MERGER; RESTRUCTURING

With the exception of Permitted Mergers or Permitted Restructurings, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger or corporate reconstruction which results in assets being transferred from it to an entity that is not an Obligor unless the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent thereto, such consent not to be unreasonably withheld.

22.19  INDEBTEDNESS

No Obligor shall (and the Company shall ensure that no other Group Member will) incur, create or permit to subsist or have outstanding any Financial Indebtedness other than Permitted Indebtedness.

22.20  LOANS OUT

(a) No Obligor shall (and the Company shall ensure that no other Group Member will) make any loans, grant any credit or provide any other financial accommodation to or for the benefit of any person, including any of its shareholders.

(b)    Paragraph (a) shall not apply to Permitted Loans.

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22.21  GUARANTEES

(a) No Obligor shall (and the Company shall ensure that no other Group Member will):

       (i) give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person; or

       (ii) be or become directly or indirectly or actually or contingently liable for any loss, damage or expense resulting from the non-payment or breach of any obligation of any other person.

(b)    Paragraph (a) shall not apply to any Permitted Guarantees.

22.22  TREASURY TRANSACTIONS

No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any Treasury Transaction except for:

(a) Treasury Transactions entered into in accordance with Clause 22.23 (Hedging); and

(b) any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge actual or projected interest rate, currency value or commodity price exposures incurred by any Group Member in the ordinary course of business.

22.23    HEDGING

Each Borrower shall (and the Company shall ensure that each other Group Member will) within one hundred eighty days of the Signing Date enter into and/or maintain Hedging Agreements:

(a) so as to ensure that for a period of not less than three years commencing on the Signing Date, the Group has hedging of interest rate exposure in respect of not less than fifty per cent. of the aggregate amount of interest bearing financial liabilities according to IFRS of the Group (with maturity of more than 12 months); and

(b) which rank pari passu with the claims of the Finance Parties under the Finance Documents.

22.24  AMENDMENTS TO FINANCE AND OTHER DOCUMENTS

Neither the Company nor any Obligor shall amend, vary, novate, supplement or terminate any Finance Document, any Corporate Bond Document or any document delivered to the Facility Agent pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), or waive any right thereunder, except for:

(a) any of the foregoing which is expressly consented to in writing by the Facility Agent (acting on the instructions of the Majority Lenders); or

(b) any amendment, variation or waiver which is of a minor or technical nature.

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22.25  COMPLIANCE WITH ERISA

The Company shall procure that each US Group Member and each ERISA Affiliate shall not cause or permit to occur either an event which would result in the imposition of Security under section 412 of the Code or section 302 or section 4068 of ERISA or an ERISA Event that might reasonably be expected to have a Material Adverse Effect.

22.26  FEDERAL RESERVE REGULATIONS

The Company shall procure that each US Group Member and each ERISA Affiliate will use the Facilities without violating Regulations T, U and X.

22.27  ADDITIONAL GUARANTORS

(a) The Company must ensure that the contribution to Consolidated EBITDA and turnover of the Guarantors represent at the Signing Date seventy-five per cent. and at all times thereafter at least seventy per cent. of the Consolidated EBITDA and turnover of the Group (MINIMUM GUARANTOR COVERAGE).

(b) Subject to paragraph (a) above the Company shall procure that a Material Subsidiary becomes an Additional Guarantor no later than ninety days after the relevant audited financial statements are to be delivered in accordance with Clause 20.1(a)(i) (Financial Statements) and the shares in such Material Subsidiary are pledged or assigned (in each case to the extent legally possible and commercially reasonable taking into account the potential security interest of the Finance Parties) in favour of the Finance Parties in accordance with the applicable laws. However, the Company may with the consent of the Facility Agent (such consent not to be unreasonably withheld) elect that instead of any Material Subsidiary which should have become an Additional Guarantor in accordance with the previous sentence one or more other Group Members accede as Additional Guarantor

(c) Should any Obligor acquire shares in a target company which will qualify as a Material Subsidiary, the procedures set out in paragraph (b) above apply mutatis mutandis within ninety days of the date of such acquisition.

22.28  ARM'S LENGTH TERMS

No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any contract or arrangement with or for the benefit of any other person (including any disposal to that person) other than in the ordinary course of business and on arm's length terms.

23.    EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default.

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23.1   NON-PAYMENT

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless:

(a)    its failure to pay is caused by administrative or technical error; and

(b)    payment is made within two Business Days of its due date.

23.2   FINANCIAL COVENANTS

Any requirement of Clause 21 (Financial Covenants) is not satisfied.

23.3   OTHER OBLIGATIONS

An Obligor does not comply with a material provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-Payment) and Clause 23.2 (Financial Covenants)) or does not comply with any provision of the Finance Documents which is capable of remedy and fails to remedy such breach within a grace period specified by the Facility Agent of not more than fifteen Business Days.

23.4   MISREPRESENTATION

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which has or is reasonably likely to have a Material Adverse Effect.

23.5   CROSS DEFAULT

(a) Any Financial Indebtedness of any Group Member is not paid when due and payable nor within any originally applicable grace period.

(b) Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described).

(d) Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of any Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

(e) No Event of Default will occur under this Clause 23.5 if (i) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent in any other currency or currencies) or (ii) it was disclosed.

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23.6   ENFORCEMENT NOTICE

An Enforcement Notice (as defined under the Intercreditor Agreement) is delivered to the Intercreditor Agent and the Security Agent (in each case as defined under the Intercreditor Agreement).

23.7   INSOLVENCY

(a) A Group Member located in an OECD country or a Material Subsidiary (each a RELEVANT COMPANY) is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. In particular, any Relevant Company incorporated under the laws of Germany (a GERMAN RELEVANT COMPANY) is unable to pay its debts as they fall due (Zahlungsunfahigkeit) or is over indebted (uberschuldet), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17 to 19 of the German Insolvenzordnung, any German Relevant Company files for insolvency (Antrag auf Eroffnung eines Insolvenzverfahrens) or the board of directors (Geschaftsfuhrung) of any German Relevant Company is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Relevant Company (Eroffnung des Insolvenzverfahrens) or any event occurs with respect to any other Relevant Company which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect.

(b) Any event or proceedings are taken with respect to any Relevant Company that has a similar effect to any of the provisions set out in paragraph
       (a) above.

(c) A moratorium is declared in respect of any indebtedness of any Relevant Company.

23.8   INSOLVENCY PROCEEDINGS

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, insolvency ("concurso" under Spanish law), a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Company other than a solvent liquidation or reorganisation of any Relevant Company which is not an Obligor;

(b) a composition, assignment or arrangement with any creditor of any Relevant Company;

(c) the appointment of a liquidator (other than in respect of a solvent liquidation of a Relevant Company which is not an Obligor), receiver, administrator, provisional administrator, administrative receiver, compulsory manager or other similar officer in respect of any Relevant Company or any of its assets; or

(d)    enforcement of any Security over any material assets of any Relevant
       Company,

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or any analogous procedure or step is taken in any jurisdiction save for any action, proceedings, procedures or steps which are (i) the result of a frivolous and vexatious petition and (ii) are discharged or dismissed with fourteen days of commencement or, if earlier, the date on which it is advertised.

23.9   CREDITORS' PROCESS

Any attachment, sequestration, distress or execution affects any asset or assets of a Relevant Company having an aggregate value of EUR 5,000,000 and is not discharged within fourteen days.

23.10    OWNERSHIP OF THE OBLIGORS

An Obligor (other than the Company) is not or ceases to be a majority-owned Subsidiary of the Company.

23.11  FINANCE DOCUMENTS

If:

(a) it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents; or

(b) any Finance Document is not or ceases to be binding on or enforceable against an Obligor,

and the risk or security position of the Lenders is materially adversely affected thereby.

23.12  TRANSACTION SECURITY

If:

(a) any Transaction Security (unless expressly permitted under the Finance Documents) is not in full force and effect with the ranking and priority it is expressed to have; or

(b)      a notification is made to the Facility Agent pursuant to Clause
         18.9(b),

and the security or risk position of the Lender is materially adversely affected thereby.

23.13  CESSATION OF BUSINESS

Any Obligor suspends or ceases to carry on all or any substantial part of its business or proposes to do so.

23.14  AUDITORS' QUALIFICATION

The Company's Auditors qualify their report on the audited consolidated financial statements of the Group in any manner that is, in the opinion of the Majority Lenders (acting reasonably), materially adverse in the context of the Finance Documents and the transactions contemplated by the Finance Documents.

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23.15  MATERIAL ADVERSE EFFECT

Any event or circumstance occurs which has had or could have a Material Adverse Effect.

23.16  GUARANTOR ACCESSION

The obligations pursuant to Clause 22.27 (Additional Guarantors) are not complied with.

23.17  PROCEEDINGS

(a) Any litigation, arbitration, labour dispute or administrative proceedings of or before any court, arbitral body or agency (other than the proceedings referred to in paragraph (b) below) which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect is or are started in accordance with the applicable procedural rules in the relevant jurisdiction or threatened against any Group Member.

(b) any competition law related civil litigation, civil lawsuits or other civil proceedings of or before any court are started in accordance with the applicable procedural rules in any relevant jurisdiction against any Group Member which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect.

23.18  UNLAWFULNESS

It is or becomes unlawful for any person (other than a Finance Party) to perform any of its obligations under the Finance Documents.

23.19  REPUDIATION

Any person (other than a Finance Party) repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.20  INTERCREDITOR AGREEMENT

(a) Any Party (other than a Finance Party) fails to comply with its obligations under the Intercreditor Agreement.

(b) Any warranty made by any Group Member in the Intercreditor Agreement is incorrect in any material respect when made.

(c) The Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto or shall otherwise not be effective by reason of any act or omission by any Group Member or any other party thereto.

23.21  ACCELERATION

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders and in accordance with the provisions of the Intercreditor Agreement, by notice to the Company:

(a) cancel the Total Commitments whereupon they shall immediately be cancelled;

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(b)    declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(d) require the Borrowers to procure that the liabilities of each of the Lenders are promptly reduced to zero, whereupon the Borrowers will do so;

(e) require the Borrowers to repay or pay all outstandings under the Subfacilities, whereupon the Borrowers will do so; and/or

(f) exercise, or direct the Security Agent to exercise, all or any of its or, as the case may be, the Security Agent's rights, remedies, powers or discretions under any of the Finance Documents.

23.22  US OBLIGORS

Notwithstanding Clause 23.21 (Acceleration), upon the actual or deemed entry of an order for relief under the US Bankruptcy Code with respect to any US Obligor, the Facilities shall cease to be available to such US Obligor, all Loans outstanding to such US Obligor shall become immediately due and payable in each case automatically and without any further action by any party to this Agreement.

24.    CHANGES TO THE LENDERS

24.1   ASSIGNMENTS AND TRANSFERS BY THE LENDERS

(a) Subject to this Clause 24, a Lender (EXISTING LENDER) may assign and transfer or pledge, as the case may be, any of its rights and obligations under this Agreement to another bank, financial institution, trust, fund, special purpose vehicle or other entity (NEW LENDER).

(b) Notwithstanding the subsequent provisions of this Clause 24, an Existing Lender may assign or pledge, as the case may be, any claims under this Agreement to any third party for refinancing purposes. The Existing Lender shall in case of any such assignments remain responsible in all respects for the administration of the claims so assigned, and shall ensure that all information relating to the Obligors and the Finance Documents made available to any such assignee is subject at all times to a strict confidentiality obligation, and that the Obligors will following such assignment be in no less advantageous a position, in terms of cost and other potentially detrimental effects, than before such assignment.

24.2   CONDITIONS OF ASSIGNMENT AND TRANSFER

(a) An Existing Lender shall consult with the Company before making an assignment or transfer to a New Lender save where the New Lender is an Affiliate of such Existing Lender, or a Lender or an Affiliate of another Lender.

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(b)    An assignment and transfer of a Lender's Commitment and participation in outstanding Loans must be in a minimum amount of EUR 5,000,000 or any higher amount which is an integral multiple of EUR 500,000 unless all of such Lender's Commitment and participation in outstanding Loans are assigned or transferred.

(c) An assignment and transfer will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(d) A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for Transfer) is complied with.

(e)    If:

       (i) a Lender assigns and transfers any of its rights, obligations or claims under the Finance Documents or changes its Facility Office; and

       (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross up and Indemnities) or Clause 14 (Increased Costs),

       then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3   ASSIGNMENT AND TRANSFER FEE

Other than in relation to an assignment and transfer under Clause 24.1(b), the New Lender shall, on the date upon which an assignment and transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 3,000.

24.4   LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

       (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

       (ii)   the financial condition of any Obligor;

       (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

       (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

       and any representations or warranties implied by law are excluded.

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(b)    Each New Lender confirms to the Existing Lender and the other Finance
       Parties that it:

       (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

       (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)    Nothing in any Finance Document obliges an Existing Lender to:

       (i) accept a re-transfer from a New Lender of any of the rights, obligations and claims assigned or transferred under this Clause 24; or

       (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5   PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 24.2 (Conditions of Assignment and Transfer) an assignment and transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)    On the Transfer Date:

       (i) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights or claims against one another which differ from the rights, obligations and claims among the Obligors and the Existing Lender only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

       (ii) the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and the other Lenders shall acquire the same rights and claims and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, claims and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arrangers, and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

       (iii)  the New Lender shall become a Party as a LENDER.

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24.6   DISCLOSURE OF INFORMATION

Any Lender may disclose to:

(a) any of its Affiliates and any of its or their respective officers, employees, Agents, professional advisers or auditors; and

(b)    any other person:

       (i) to (or through) whom that Lender assigns and transfers (or may potentially assign and transfer) all or any of its rights, obligations and/or claims under this Agreement;

       (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.7   ANCILLARY PROVISIONS

Each Obligor shall execute and do all such transfers, assignments, assurances, acts and things as the Facility Agent may reasonably request for perfecting and completing any assignment and transfer by a Lender.

25.    CHANGES TO THE OBLIGORS

25.1   ASSIGNMENTS AND TRANSFER BY OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2   ADDITIONAL BORROWERS

(a) The Company may request that any of its Material Subsidiaries becomes an Additional Borrower (and thereby an Additional Guarantor). That Material Subsidiary shall become an Additional Borrower (and thereby an Additional Guarantor) if:

       (i) the Facility Agent (acting on the instructions of the Lenders) approves the addition of that Material Subsidiary;

       (ii) the Company delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

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       (iii)  the Company confirms that no Default is continuing or would occur as a result of that Material Subsidiary becoming an Additional Borrower (and thereby an Additional Guarantor);

       (iv) such Additional Borrower provides and, to the extent permitted by law, causes any Subsidiary to provide, such Transaction Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require; and

       (v) the Facility Agent has received all of the documents and other evidence listed in Part II of SCHEDULE 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of SCHEDULE 2 (Conditions Precedent).

25.3   ADDITIONAL GUARANTORS

(a) The Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

       (i) the Company delivers to the Facility Agent a duly completed and executed Guarantor Accession Letter;

       (ii) such Additional Guarantor provides and, to the extent permitted by law, causes any of its Subsidiaries to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall require; and

       (iii) the Facility Agent has received all of the documents and other evidence listed in Part II of SCHEDULE 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of SCHEDULE 2 (Conditions Precedent).

(c) To comply with the Minimum Guarantor Coverage, the Company may, and shall at the request of the Facility Agent, cause any of its Subsidiaries to become an Additional Guarantor by causing such Subsidiary to execute a Guarantor Accession Letter and all other documents referred to therein.

25.4   REPETITION OF REPRESENTATIONS

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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26.    ROLE OF THE FACILITY AGENT, THE SECURITY AGENT, THE MANDATED LEAD
       ARRANGERS AND THE COMPANY AS AGENT OF THE OBLIGORS

26.1   APPOINTMENT OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) To the extent legally possible with respect to any restrictions on self-dealing (in particular those contained in Section 181 of the German Civil Code or any similar provision under any applicable law) contained in the articles of association or by-laws of a Finance Party, each of the Finance Parties other than the Facility Agent appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b) To the extent legally possible with respect to any restrictions on self-dealing (in particular those contained in Section 181 of the German Civil Code or any similar provision under any applicable law) contained in the articles of association or by-laws of a Finance Party, each of the Finance Parties other than the Security Agent appoints the Security Agent to act as its security agent under and in connection with the Finance Documents. In particular, the Security Agent shall act as the security agent (administrator zastawu) for the Lenders, within the meaning of Art. 4 ss. 1 of Polish Act on Registered Pledge and Pledge Register (Ustawa o zastawie rejestrowym i rejestrze zastawow).

(c) Each of the Finance Parties other than the Facility Agent authorises the Facility Agent, and each of the Finance Parties other than the Security Agent authorises the Security Agent, to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d) To the extent legally possible with respect to any restrictions on self-dealing (in particular those contained in Section 181 of the German Civil Code or any similar provision under any applicable law) contained in the articles of association or by-laws of a Finance Party, each of the Finance Parties other than the Facility Agent and the Security Agent hereby grants power of attorney to the Facility Agent and the Security Agent, respectively, to be exercised for the purposes described in Clause 26.1(c). The Facility Agent and the Security Agent shall be released from the restrictions of Section 181 of the German Civil Code (Burgerliches Gesetzbuch). They are authorised to delegate their powers of attorney, including the exemption from the restrictions of Section 181 of the German Civil Code. At the request of the Facility Agent and/or the Security Agent, the Mandated Lead Arrangers and the Lenders shall grant special powers of attorney to the Facility Agent and/or the Security Agent to enter into any Finance Documents, or any amendments thereof, on their behalf.

26.2   DUTIES OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) The Facility Agent shall promptly forward to a Party the original or a copy of any document that is delivered to the Facility Agent for that Party by any other Party.

(b) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

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(c)    The Facility Agent shall promptly notify the Lenders of any Default arising under Clause 23.1 (Non-Payment).

(d) The Facility Agent shall promptly provide the Security Agent with such certificate(s) as the Security Agent may require as to all amounts which are owing, actually or contingently, at any time by any Obligor to all or any of the Finance Parties (other than the Security Agent in its capacity as security agent) under the Finance Documents, whether or not due.

(e) The Security Agent shall promptly notify the Facility Agent of the contents of any notice or document received by it, in its capacity as security agent, from any of the Obligors under any of the Finance Documents.

(f) The duties of the Facility Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

26.3   ROLE OF THE MANDATED LEAD ARRANGER

Except as specifically provided in the Finance Documents the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4   NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Facility Agent, the Security Agent (except as expressly provided in the Intercreditor Agreement), or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b) None of the Facility Agent, the Security Agent (except as expressly provided in the Intercreditor Agreement or in any Transaction Security Document), or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5   BUSINESS WITH THE GROUP

The Facility Agent, the Security Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

26.6   RIGHTS AND DISCRETIONS OF THE FACILITY AGENT AND THE SECURITY AGENT

(a)    The Facility Agent and the Security Agent may rely on:

       (i) any communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

       (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

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(b)    The Facility Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as facility agent or, as the case may be, as security agent) that:

       (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-Payment));

       (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

       (iii) any notice or request made by the Company (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) Each of the Facility Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) Each of the Facility Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

26.7   MAJORITY LENDERS' INSTRUCTIONS

(a) Unless a contrary indication appears in a Finance Document, each of the Facility Agent and the Security Agent shall:

       (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent or Security Agent, as the case may be); and

       (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arrangers.

(c) Each of the Facility Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
       VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, all the Lenders) each of the Facility Agent and the Security Agent may act or refrain from taking any action or from exercising any right, power or discretion vested in it as an agent under any Finance Document unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

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(e)    Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8   RESPONSIBILITY FOR DOCUMENTATION

None of the Facility Agent, the Security Agent and the Mandated Lead Arrangers:

(a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arrangers, an Obligor or any other person and given in or in connection with any Finance Document; or

(b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9   EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, neither the Facility Agent nor the Security Agent will be liable for any action taken by it under or in connection with, or for any omission by it in relation to, any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent or the Security Agent in respect of any claim it might have against the Facility Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent or the Security Agent may rely on this Clause.

(c) Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

26.10  LENDERS' INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Facility Agent or, as the case may be, Security Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

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26.11  RESIGNATION OF THE FACILITY AGENT OR THE SECURITY AGENT

(a) The Facility Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b) Alternatively the Facility Agent or the Security Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor facility agent or, as the case may be, security agent.

(c) If the Majority Lenders have not appointed a successor facility agent or, as the case may be, security agent in accordance with paragraph (b) above within thirty days after notice of resignation was given, the Facility Agent or, as the case may be, the Security Agent (after consultation with the Company) may appoint a successor facility agent or security agent.

(d) The retiring Facility Agent or Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as facility agent or security agent under the Finance Documents.

(e)    The Facility Agent's resignation notice shall only take effect upon:

       (i)    the appointment of a successor; and

       (ii) the receipt by the Facility Agent of written confirmation from the successor (in form and substance satisfactory to the Facility Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Facility Agent is a party in its capacity as facility agent.

(f)    The Security Agent's resignation notice shall only take effect upon:

       (i)    the appointment of a successor;

       (ii) the receipt by the Security Agent of written confirmation from the successor (in form and substance satisfactory to the Security Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Security Agent is a party in its capacity as security agent; and

       (iii) the receipt by the Facility Agent of written confirmation from the Security Agent (in form and substance satisfactory to the Facility Agent) that it has received, and found satisfactory, the confirmation referred to in sub-paragraph (ii) above and that all Transaction Security created pursuant to the Transaction Security Documents and all the Security Agent's rights, benefits and obligations as security agent under the Finance Documents have been transferred to its successor.

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(g)    Upon any such resignation notice taking effect, the retiring Facility
       Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26 and, in the case of the Security Agent, of the Intercreditor Agreement. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h) After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

26.12  CONFIDENTIALITY

(a) The Facility Agent (in acting as facility agent) and the Security Agent (in acting as security agent) shall be regarded as acting through its respective agency or security agent division which shall in each case be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Facility Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Facility Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Security Agent and the Mandated Lead Arrangers is obliged to disclose to any other person;

       (i)    any confidential information; or

       (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.13  RELATIONSHIP WITH THE LENDERS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with SCHEDULE 6 (Mandatory Cost Formula).

(c) Neither the Facility Agent nor the Security Agent shall have any obligation or liability to any Lender or any other person as a result of any failure by any Obligor or any other person to perform any of its obligations under the Finance Documents.

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26.14  CREDIT APPRAISAL BY THE LENDERS

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent, the Security Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)    the financial condition, status and nature of each Group Member;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d) the ownership, value or sufficiency of any of the Charged Assets, the adequacy or priority of any of the Transaction Security created pursuant to the Transaction Security Documents, the right or title of any person in or to any Charged Assets or the existence of any Security affecting the same;

(e) the adequacy, accuracy and/or completeness of any other information provided by the Facility Agent, the Security Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(f) the adequacy, accuracy and/or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the Signing Date.

26.15  REFERENCE BANKS

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

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26.16  MANAGEMENT TIME OF THE FACILITY AGENT AND THE SECURITY AGENT

Any amount payable to the Facility Agent or the Security Agent under Clause
15.3 (Indemnity to the Facility Agent and the Security Agent), Clause 17 (Costs and Expenses) and Clause 26.10 (Lenders' Indemnity to the Facility Agent and the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Lenders, and is in addition to any fee paid or payable to it under Clause 12 (Fees).

26.17  PARALLEL DEBT

(a) Each of the Parties hereto agree, and the Obligors acknowledge by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) (Acknowledgement), that each and every obligation of any such Obligor (and any of its successors pursuant to this Agreement) under this Agreement and the other Finance Documents shall also be owing in full to the Security Agent (and each of the latter's successors under this Agreement), and that accordingly the Security Agent will have its own independent right to demand performance by such Obligor of those obligations. The Security Agent undertakes towards the relevant Obligor that in case of any discharge of any such obligation owing to one of the Security Agent or a Finance Party, it will, to the same extent, not make a claim against any Obligor under the Acknowledgement at any time provided that any such claims can be made against an Obligor if such discharge is made by virtue of any set off, counterclaim or similar defence invoked by that Obligor vis-a-vis the Security Agent.

(b) Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under the Acknowledgement except with the consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Transaction Security Document as contemplated by this Agreement and/or the relevant Transaction Security Document (or to do any act reasonably incidental to the foregoing).

26.18  THE COMPANY AS AGENT OF THE OBLIGORS

Each Obligor other than the Company irrevocably authorises the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a) the Company on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests and Selection Notices and to make any agreement capable of being made by it on its behalf under the Finance Documents without further reference to or the consent of such Obligor; and

(b) each Finance Party to make any communication or deliver any document to be made or delivered to such Obligor pursuant to the Finance Documents to the Company on its behalf in accordance with Clause 32 (Notices),

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and in each such case such Obligor will be bound thereby as though such Obligor had itself supplied such information, given such notice and instructions or made such agreement or, as the case may be, as if such communication or document had been made or delivered to it in accordance with Clause 32 (Notices).

27.    THE LENDERS AND THE SUBFACILITY BANKS

27.1   LENDERS' INDEMNITY

If any Borrower fails to comply with its payment obligations under any Subfacility in case of termination of such Subfacility in accordance with Clause 2.2(e) (Subfacilities) or the scheduled maturity of such Subfacility, the Facility Agent shall make demand on each Revolving Credit Facility Lender for its proportionate share of the relevant amount of such Subfacility, and subject to Clause 27.2 (Direct Participation), each Revolving Credit Facility Lender shall indemnify each Subfacility Bank for that Revolving Credit Facility Lender's proportion in such Subfacility in relation to such Revolving Credit Facility Lender's Available Commitment under the Revolving Credit Facility.

27.2   DIRECT PARTICIPATION

(a) If any Revolving Credit Facility Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause
       27.1 (Lenders' Indemnity) then that Revolving Credit Facility Lender will not be obliged to comply with Clause 27.1 (Lenders' Indemnity) and shall instead be deemed to have taken on the date the Subfacility is agreed, an undivided interest and participation in the Subfacility in an amount equal to that Revolving Credit Facility Lender's proportion of the Subfacility.

(b) On receipt of demand by the Facility Agent in accordance with Clause 27.1 (Lenders' Indemnity), each such Revolving Credit Facility Lender shall pay to the Facility Agent (for the account of the Subfacility Bank) its proportion of the relevant Subfacility.

27.3   OBLIGATIONS NOT DISCHARGED

(a) The obligations of each Subfacility Bank in this Clause 27 or the rights, powers and remedies conferred upon any Subfacility Bank by this Agreement or by law shall not be discharged, impaired or otherwise affected by:

       (i) the winding-up, dissolution, administration or re-organisation of the relevant Subfacility Bank, any Borrower or any other person or any change in the status, function, control or ownership of any of them;

       (ii) any of the obligations of the Subfacility Bank, any Borrower or any other person under this Agreement, any Subfacility or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Subfacility, respectively, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

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       (iii)  time or other indulgence being granted or agreed to be granted to the relevant Subfacility Bank, any Borrower or any other person in respect of the obligations of any of them under this Agreement, any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement and/or any Subfacility, respectively;

       (iv) any amendment to, or any variation, waiver or release of, any obligation of the Subfacility Bank, any Borrower or any other person under this Agreement and/or any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Subfacility, respectively; and

       (v) any other act, event or omission which, but for this Clause 27, might operate to discharge, impair or otherwise affect any of the obligations of each Revolving Credit Facility Lender, respectively, contained in this Agreement or any of the rights, powers or remedies conferred upon any Subfacility Bank by this Agreement or by law.

(b) The obligations of each Lender contained in this Agreement shall be in addition to and independent of every other security which any Subfacility Bank may at any time hold in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Subfacility, respectively.

27.4   SETTLEMENT CONDITIONAL

Any settlement or discharge between a Revolving Credit Facility Lender and a Subfacility Bank shall be conditional upon no security or payment to any Subfacility Bank by a Revolving Credit Facility Lender or any other person on behalf of a Revolving Credit Facility Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Subfacility Bank shall be entitled to recover the value or amount of such security or payment from such Revolving Credit Facility Lender subsequently as if such settlement or discharge had not occurred.

27.5   EXERCISE OF RIGHTS

No Subfacility Bank shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Revolving Credit Facility Lender by this Agreement or by law:

(a)    to take any action or obtain judgment in any court against any Obligor;

(b) to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

(c) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Obligors under this Agreement.

28.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)    oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.    SHARING AMONG THE LENDERS

29.1   PAYMENTS TO LENDERS

If a Lender (a RECOVERING LENDER) receives or recovers any amount from an Obligor (including by way of set-off in accordance with Clause 31 (Set-Off)) other than in accordance with Clause 30 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (Payment Mechanics) without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c) the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (SHARING PAYMENT) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial Payments).

29.2   REDISTRIBUTION OF PAYMENTS

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial Payments).

29.3   RECOVERING LENDER'S RIGHTS

(a) On a distribution by the Facility Agent under Clause 29.2 (Redistribution of Payments), the Finance Parties that have shared in the redistribution shall assign to the Recovering Lender their rights to the payments that were redistributed.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment that is immediately due and payable.

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29.4 REVERSAL OF REDISTRIBUTION

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

(b) that Recovering Lender's rights to take the benefit of an assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5   EXCEPTIONS

(a) This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings if:

       (i) it notified the other Lenders of the legal or arbitration proceedings; and

       (ii) the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.    PAYMENT MECHANICS

30.1   PAYMENTS TO THE FACILITY AGENT

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 30.9 (Payments to the Security Agent)) or that Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

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30.2   Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 30.9 (Payments to the Security Agent), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London).

30.3   Distributions to an Obligor

Each of the Facility Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4   CLAWBACK

(a) Where a sum is to be paid to the Facility Agent or the Security Agent under the Finance Documents for another Party, the Facility Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Facility Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Facility Agent or, as the case may be, the Security Agent, together with interest on that amount from the date of payment to the date of receipt by the Facility Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

30.5   Partial Payments

(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

       (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent or the Mandated Lead Arrangers under the Finance Documents;

       (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

       (iii) THIRDLY, in or towards payment pro rata of any Loans due but unpaid under this Agreement; and

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       (iv)   FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6   NO SET-OFF BY OBLIGORS

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim, except in respect of claims of an Obligor which are either undisputed between the relevant Finance Party and that Obligor or which have been the subject of a final court judgement.

30.7   BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.8   CURRENCY OF ACCOUNT

(a) Subject to paragraphs (b) to (e) below, the Euro or Dollars are the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than Euros shall be paid in that other currency.

30.9   PAYMENTS TO THE SECURITY AGENT

Notwithstanding any other provision of any Finance Document, at any time after any of the Transaction Security becomes enforceable, the Security Agent may require:

(a)    any Obligor to pay all sums due from it under any Finance Document; or

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(b)    the Facility Agent to pay all sums received or recovered from any Obligor under any Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of the Finance Documents.

31.    SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.    NOTICES

32.1   COMMUNICATIONS IN WRITING

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2   ADDRESSES

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)    in the case of the Company, that identified with its signature below;

(b) in the case of each Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

(c) in the case of the Mandated Lead Arrangers, the Facility Agent and the Security Agent, that identified with its signature below;

(d) in the case of any successor Facility Agent, that notified in writing to the retiring Facility Agent on or prior to the date on which the resignation notice of the retiring Facility Agent takes effect; and

(e) in the case of any successor Security Agent, that notified in writing to the Facility Agent on or prior to the date on which the resignation notice of the retiring Security Agent takes effect,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

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32.3     DELIVERY

(a) Subject to Clause 32.6 (Electronic Communication), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

       (i)    if by way of fax, when received in legible form; or

       (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

       and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)    All notices from or to an Obligor shall be sent through the Facility
       Agent.

(d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4   NOTIFICATION OF ADDRESS, FAX NUMBER

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

32.5   ENGLISH LANGUAGE

       (a) Any notice given under or in connection with any Finance Document must be in English.

       (b) All other documents provided under or in connection with any Finance Document must be:

              (i)    in English; or

              (ii) if not in English, and if so reasonably required by the Facility Agent, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.6   Electronic Communication

(a) Any communication (other than in connection with a Utilisation Request) to be made between the Facility Agent and a Lender under or in connection with the Finance


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       Documents may be made by electronic mail or other electronic means and the Facility Agent and each Lender:

       (i) hereby agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

       (ii) shall notify each other in writing of their current electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

       (iii) shall notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

33.    CALCULATIONS AND CERTIFICATES

33.1   ACCOUNTS

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2   CERTIFICATES AND DETERMINATIONS

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3   DAY COUNT CONVENTION

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.4   EVIDENCE OF DEBT

(a) For the purposes of article 572 of the Spanish Civil Procedure Law (Ley de Enjuiciamiento Civil), the parties expressly agree that upon the occurrence of an Event of Default, the Facility Agent (and/or any Lender) will calculate the amount due following its accounting provisions and it will issue the relevant certificate (which will be upheld valid in a Court and shall produce all legal effects) detailing the total amount as of the date of its issuance, being deemed such amount as true, net, due and payable.

(b) For any enforcement actions in Spain the submission of this document (duly notarised) will suffice, together with the certificate referred to in article 517.5 of the above Spanish Civil Procedural Law (Ley de Enjuiciamiento Civil) and the


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       submission of another certificate issued by an authorised representative of the Facility Agent (and/or the relevant Lender) establishing the due amount by the Obligors hereunder, in which the Spanish Notary witnessing such certificate, at the Facility Agent (and/or the relevant Lender's) request, will certify that the said balance coincides with that set out in the Facility Agent's (and/or relevant Lender's) account and that the settlement of the due amount has been made in the manner agreed by the parties in this agreement.

34.    PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.    REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.    AMENDMENTS AND WAIVERS

36.1   REQUIRED CONSENTS

(a) Subject to Clause 36.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

36.2   EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:

       (i)    the definition of MAJORITY LENDERS in Clause 1.1 (Definitions);

       (ii)   the length of any or all of the Availability Periods;

       (iii) an extension to the date of payment of any amount under the Finance Documents;

       (iv) the currency in which any payment under any Finance Document is to be made;

       (v) a reduction in the Margin, or the amount of any payment of principal, interest, fees or commission payable;

       (vi)   an increase in Commitment;


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       (vii)  a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

       (viii) any provision which expressly requires the consent of all the Lenders;

       (ix) Clause 2.3 (Finance Parties' Rights and Obligations), Clause 24 (Changes to the Lenders) or this Clause 36; or

       (x) a release of Transaction Security created pursuant to a Transaction Security Document,

       shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver that relates to the rights or obligations of the Facility Agent, the Security Agent or the Mandated Lead Arrangers may not be effected without the consent of the Facility Agent, the Security Agent or the Mandated Lead Arrangers, as the case may be.

(c) An amendment to or release of Transaction Security in connection with a Permitted Disposal, a Permitted Restructuring or a Permitted Merger may be effected by the Facility Agent and the Security Agent, as the case may be without the consent of the Lenders or the Majority Lenders provided that (i) the release of Transaction Security is required in connection with such Permitted Disposal, Permitted Restructuring or Permitted Merger and the Transaction Security over the Charged Asset will be re-granted to the Finance Parties as soon a practical after the release, and (ii) in case of any Permitted Disposal, the respective Charged Asset will be transferred to a third party.

(d) The release of Transaction Security may be effected by the Security Agent without the consent of the Lenders or the Majority Lenders, if all obligations secured by the Transaction Security have finally been repaid.

36.3   Replacement of Lenders

(a) If at any time any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below) then the Company may, on ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (REPLACEMENT LENDER) selected by the Company, and which is acceptable to the Facility Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b) The replacement of a Lender pursuant to this Clause 36.3 shall be subject to the following conditions:

       (i) the Company shall have no right to replace the Facility Agent or Security Agent;

       (ii) neither the Facility Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

       (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than fifteen days after the date the Non-Consenting Lender notifies the Company and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Company; and

       (iv) in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)    In the event that:

       (i) the Company or the Facility Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

       (ii) the waiver or amendment in question requires the consent of all the Lenders; and

       (iii) Lenders whose Commitments aggregate more than eighty per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty per cent of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a NON-CONSENTING LENDER.

36.4   AMENDMENTS BY THE COMPANY AS AGENT OF THE OBLIGORS

The Company (acting on behalf of each Obligor) may agree to any amendment to or modification of the provisions of any of the Finance Documents, or grant any waiver or consent in relation to any of the Finance Documents, and the Obligors will be bound by any such amendment, modification, waiver or consent, except where the Facility Agent has received written notice to the contrary from an Obligor prior to the date of any such amendment or modification.

37.    COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.    GOVERNING LAW

This Agreement is governed by German law.

39.    ENFORCEMENT

39.1   JURISDICTION OF GERMAN COURTS

(a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a DISPUTE).

(b) No Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts of competent jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2   SERVICE OF PROCESS

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in the Federal Republic of Germany):

(a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; and

(b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

39.3   Waiver of Immunity

To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

39.4   Austrian Stamp Duty

(a) This Agreement shall be signed and executed outside Austria and no original, certified copy, written confirmation or written reference hereto shall be brought into Austria.

(b) Each of the Parties (and its related parties) hereto agrees subject to that it will not send, or cause to be sent, or otherwise import, or cause otherwise to be imported, into Austria any original counterpart or certified copy of this Agreement or written confirmation or certified reference hereto.

(c) Each Party hereto agrees that in connection with initiating, prosecuting or executing any claim or remedy or enforcing any judgement in relation to this Agreement before any Austrian court or authority, it shall not introduce into evidence an original or certified copy of this Agreement (subject to paragraph (e) below) and, in furtherance of the foregoing, each Party hereto agrees (i) not to object to the introduction into evidence of an uncertified copy of this Agreement or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of this Agreement not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (ii) if such Party is a party to the proceedings before such Austrian court or authority, to stipulate as to the accuracy and correctness (Echtheit und Richtigkeit) of an uncertified copy of this Agreement (but subject to paragraph (e) below), unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document.

(d) Notwithstanding any other provisions of this Agreement, in the event that any party hereto fails to comply with any of the provisions of paragraphs
       (a) to (c) above and such failure results in the imposition of Austrian stamp duty, such party shall be liable to indemnify the other parties hereto for such Austrian stamp duty upon evidence satisfactory to the indemnifying party being provided that Austrian stamp duty has been paid by the indemnified party.

(e) In the event that any Party hereto is required by a governmental body, court, authority or agency pursuant to any law or legal requirement (whether for the purposes of initiating, prosecuting or executing any claim or remedy or enforcing any judgement or otherwise), to bring an original or certified copy hereof into Austria, the indemnity in paragraph (d) above shall not apply.

(f) The exclusive place of performance (Erfullungsort) for all rights and obligations under this Agreement shall be a place agreed by the Parties but in any case a place outside of the Republic of Austria. Nothing in this Agreement shall be construed in any way to entitle or obligate any of the Parties to render or request any performance contemplated by this Agreement, including, but not limited to, payment obligations, in the Republic of Austria, which in particular means that payment of any amounts hereunder may exclusively be made from and to bank accounts outside of the Republic of Austria.

39.5   Confirmations pursuant to Section 8 Money Laundering Act

Each Borrower expressly confirms towards each Finance Party that all funds made available to it under this Agreement have been drawn for the its own account, and that it is the economic beneficiary (wirtschaftlich Begunstigter) within the meaning of Section 8 Money Laundering Act (Geldwaschegesetz).

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     PART I
                             THE ORIGINAL OBLIGORS



-----------------------------------------------------------------------------------------------------------------
NAME OF ORIGINAL BORROWER                                  JURISDICTION OF INCORPORATION AND REGISTRATION  NUMBER
                                                           (OR EQUIVALENT, IF ANY)
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Aktiengesellschaft                              Germany,  registered with the local court of Wiesbaden
                                                           under HRB 9448
-----------------------------------------------------------------------------------------------------------------
SGL CARBON S.A., La Coruna                                 Spain, registered under registration number C - 14580
-----------------------------------------------------------------------------------------------------------------
SGL CARBON LLC, Nevada                                     USA, registered under registration number 370011
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Polska S.A.                                     Poland,    registered   under   registration    number
                                                           KRS0000004135
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
NAME OF ORIGINAL GUARANTOR                                 JURISDICTION OF INCORPORATION AND REGISTRATION  NUMBER
                                                           (OR EQUIVALENT, IF ANY)
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Aktiengesellschaft                              Germany,  registered with the local court of Wiesbaden
                                                           under HRB 9448
-----------------------------------------------------------------------------------------------------------------
SGL Carbon GmbH                                            Germany,  registered  with the local court of Augsburg
                                                           under HRB 16474
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Beteiligung GmbH                                Germany,  registered with the local court of Wiesbaden
                                                           under HRB 11330
-----------------------------------------------------------------------------------------------------------------
SGL TECHNOLOGIES GmbH, Meitingen                           Germany,  registered  with the local court of Augsburg
                                                           under HRB 18142
-----------------------------------------------------------------------------------------------------------------
SGL BRAKES GmbH, Meitingen                                 Germany,  registered  with the local court of Augsburg
                                                           under HRB 18592
-----------------------------------------------------------------------------------------------------------------
SGL CARBON S.A., La Coruna                                 Spain, registered under registration number C - 14580
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Holding S.L.                                    Spain, registered under registration number C - 36.392
-----------------------------------------------------------------------------------------------------------------
SGL CARBON LLC, Nevada                                     USA, registered under registration number 370011
-----------------------------------------------------------------------------------------------------------------

                                       112



-----------------------------------------------------------------------------------------------------------------
SGL CARBON GmbH, Steeg                                     Austria,   registered  under  registration  number  FN
                                                           1091505
-----------------------------------------------------------------------------------------------------------------
SGL CARBON GmbH & Co. KG, Steeg                            Austria,   registered  under  registration  number  FN
                                                           26097d
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Polska S.A.                                     Poland,    registered   under   registration    number
                                                           KRS0000004135
-----------------------------------------------------------------------------------------------------------------
SGL Carbon Holding B.V.                                    The Netherlands,  registered under registration number
                                                           33126512
-----------------------------------------------------------------------------------------------------------------
SGL Technic Ltd.                                           Scotland,   registered   under   registration   number
                                                           SC078081
-----------------------------------------------------------------------------------------------------------------


                                      113

                                    PART II

                              THE ORIGINAL LENDERS

                                     PART A


--------------------------------------------------------
Mandated Lead Arrangers
--------------------------------------------------------
ABN AMRO Bank N.V., Niederlassung Deutschland
Theodor-Heuss-Allee 80
D-60486 Frankfurt am Main
Attention: Wilhelm Wibbeler
           Corporate Clients

Phone: +49-69-2960-2146
Fax:   +49-69-2960-2109
Email: wilhelm.wibbeler@de.abnamro.com

--------------------------------------------------------
Commerzbank Aktiengesellschaft
Mainzer Landstr. 153
D-60327 Frankfurt am Main
Attention: Kristina Laubrecht / Volker
           Schulze (DCM Origination)

Phone: +49-69-136-29815/ -48036
Fax:   +49-69-136-50509
Email: kristina.laubrecht@commerzbank.de/
       volker.schulze@commerzbank.de
--------------------------------------------------------
Deutsche Bank AG, London Branch
Winchester House 1
1 Great Winchester
London EC 2N 2 DB
Attention: Karl-Heinz Herweck
           Global Banking

Phone: +44 207 54 73499
Fax:   +44 207 54 74757
Email: karl-heinz.herweck@db.com

--------------------------------------------------------

-----------------------------------------------------
Dresdner Kleinwort
6A, route de Treves
L-2633 Senningerberg
Attention: Sabine Zawar /
Frank Altenhofen
IB Loan Operations Participations

Phone: +352-34 68 68 7162 / 9983
Fax:   +352-34 68 68 377
Email: LoanOperationsParticipations@dkib.com/
Sabine.Zawar@dkib.com/ Frank.Altenhofen@dkib.com
-----------------------------------------------------
Hypovereinsbank AG
Mainzer Landstrasse 23
D-60329 Frankfurt am Main
Attention: Hellmuth Kaiser
           8060FGT Gro(beta)kunden

Phone: +49-69-2717-2461
Fax:   +49-69-2717-2420
Email: hellmuth.kaiser@hvb.de
-----------------------------------------------------
KfW
Palmengartenstr. 5-9
D-60325 Frankfurt am Main
Attention: Daniel Rubsch (X1b3)

Phone: +49-69-7431-4951
Fax:   +49-69-7431-2944
Email: stefan.wolf@kfw.de

-----------------------------------------------------
Landesbank Baden-Wurttemberg

Am Hauptbahnhof 2
D-70173 Stuttgart
Attention: Martin Schreiner
           Key Account Deutschland

Phone: +49-711-127-74489
Fax:   +49-711-127-74321
Email: martin.schreiner-a@lbbw.de
-----------------------------------------------------

-----------------------------------------------------
WestLB AG
Herzogstrasse 15
D-40217 Dusseldorf
Attention: Gabriele Eberle, 001-60210

Phone: +49-211-826-11663
Fax:   +49-211-826-6193
Email: Gabriele_Eberle@westlb.de

-----------------------------------------------------

                                     Part B



------------------------------------------------------------------------------------------------------------------
NAME OF ORIGINAL LENDER                                  REVOLVING CREDIT FACILITY       ACQUISITION FACILITY
                                                         COMMITMENT IN EURO              COMMITMENT IN EURO
------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V., Niederlassung Deutschland            EUR 12,500,000                  EUR 12,500,000
Theodor-Heuss-Allee 80
D-60486 Frankfurt am Main
Attention: Wilhelm Wibbeler
           Corporate Clients

Phone: +49-69-2960-2146
Fax:   +49-69-2960-2109
Email: wilhelm.wibbeler@de.abnamro.com

------------------------------------------------------------------------------------------------------------------
Commerzbank Aktiengesellschaft, Gro(beta)kundencenter    EUR 12,500,000                  EUR 12,500,000
Region Sud
Leopoldstrasse 230
D-80807 Munchen
Attention: Axel Wohlrab, GKC Sud Munchen

Phone:   +49-89-3564-1144
Fax:     +49-89-3564-1004
Email:   Axel.Wohlrab@commerzbank.com

------------------------------------------------------------------------------------------------------------------
Deutsche Bank Luxembourg S.A.                            EUR 12,500,000                  EUR 12,500,000
2, Boulevard Konrad Adenauer
L-1115 Luxembourg
Attention: International Loans & Agency
           Services
           Sabine Schneider

Phone: +352-42122-933
Fax:     +352-42122-95771
Email: Sabine-b.schneider@db.com

------------------------------------------------------------------------------------------------------------------

                                      117

------------------------------------------------------------------------------------------------------------------
Dresdner Bank AG, Niederlassung Luxemburg                EUR 12,500,000                  EUR 12,500,000
6A, route de Treves
L-2633 Senningerberg
Attention: Sabine Zawar /
           Frank Altenhofen
IB Loan Operations Participations

Phone: +352-34 68 68 7162 / 9983
Fax:   +352-34 68 68 377
Email: Sabine.Zawar@dkib.com/
Frank.Altenhofen@dkib.com /
LoanOperationsParticipations@dkib.com
------------------------------------------------------------------------------------------------------------------
Hypovereinsbank AG                                       EUR 12,500,000                  EUR 12,500,000
Mainzer Landstrasse 23
D-60329 Frankfurt am Main
Attention: Hellmuth Kaiser
           8060FGT Gro(beta)kunden

Phone: +49-69-2717-2461
Fax:   +49-69-2717-2420
Email: hellmuth.kaiser@hvb.de
------------------------------------------------------------------------------------------------------------------
KfW                                                      N/A                             EUR 12,500,000
Palmengartenstr. 5-9
D-60325 Frankfurt am Main
Attention: Daniel Rubsch (X1b3)

Phone: +49-69-7431-4951
Fax:   +49-69-7431-2944
Email: stefan.wolf@kfw.de


------------------------------------------------------------------------------------------------------------------
Landesbank Baden-Wurttemberg                             EUR 12,500,000                  EUR 37,500,000

Am Hauptbahnhof 2
D-70173 Stuttgart
Attention: Martin Schreiner
           Key Account Deutschland

Phone: +49-711-127-74489
Fax:   +49-711-127-74321
Email: martin.schreiner-a@lbbw.de
------------------------------------------------------------------------------------------------------------------

                                      118

---------------------------------------------------------------------------------------- -------------------------
WestLB AG                                                N/A                             EUR 12,500,000
Herzogstrasse 15
D-40217 Dusseldorf
Attention: Gabriele Eberle, 001-60210

Phone: +49-211-826-11663
Fax:   +49-211-826-6193
Email: Gabriele_Eberle@westlb.de
------------------------------------------------------------------------------------------------------------------
TOTAL                                                    75,000,000                      125,000,000
------------------------------------------------------------------------------------------------------------------


                                      119

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT

                                     PART I
                  CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.     CORPORATE DOCUMENTS

(a) In case of Original Obligors incorporated in Spain, an excerpt ("Nota simple informativa") issued by the relevant Spanish Mercantile Registry containing the by-laws duly updated and the board of directors or management body (or the equivalent thereof) of the relevant Spanish Original Obligor.

(b)    A copy of the constitutional documents of each Original Obligor.

(c) If applicable, a copy of a resolution of the shareholders (or the equivalent thereof) (additionally, in case of Original Obligors incorporated in Spain or Scotland a copy of a resolution of the board of directors or management body):

       (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

       (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

       (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

       (iv) authorising the Company to act as its agent in connection with the Finance Documents.

(d) In case of Spanish Original Obligors, a copy of the relevant public deed raising to public status the resolutions referred in paragraph (c) above.

(e) If required, a copy of a resolution of the management board and supervisory board of SGL Carbon Polska S.A.

(f) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(g) A certificate of each Original Obligor (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause a violation of any borrowing or guaranteeing limit applicable to such Original Obligor.

(h) A copy of the constitutional documents of each Group Member whose shares are subject to Transaction Security under any of the Transaction Security Documents in the form required by the Facility Agent.

(i) A certificate of each Original Obligor (signed by a director or other authorised officer) certifying that each copy document relating to it specified in this SCHEDULE 2 is correct, complete and has not been amended as at a date no earlier than the Signing Date.

(j) In case of an Original Borrower incorporated in Spain, a financial transaction number ("numero de operacion financiera") form PE-1, PE-2, as appropriate, duly stamped by the Bank of Spain.

2.     TRANSACTION SECURITY DOCUMENTS

Each of the Transaction Security Documents in form and substance satisfactory to the Security Agent duly executed by all the parties thereto.

3.     OTHER DOCUMENTS

Each of the following original documents duly executed by all of the parties thereto:

(a)    the Intercreditor Agreement;

(b)    a Global Release Agreement;

(c) the Group Structure Chart (i) showing all Group Members, (ii) including a reasonably detailed list of all Intra-Group Loans and (iii) a funds flow statement; and

(d)    the Base Financial Statements.

4.     OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that the Existing Indebtedness has been (or will simultaneously with the initial Utilisation) repaid or prepaid in full and all Security relating thereto has been released.

(b) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(c) Evidence that the Minimum Guarantor Coverage pursuant to Clause 22.27 (Additional Guarantors) amounts to at least seventy-five per cent. of the Consolidated EBITDA and/or turnover of the Group.

(d) If an Original Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 39.2 (Service of Process) has accepted its appointment in relation to that Original Obligor.

(e) A certificate of the Company (signed by a director or other authorised officer, and in case of para. (ii) below, together with a bank certificate) confirming that:

       (i)    no Material Adverse Change has occurred;

       (ii) the Company has received not less than EUR 175,000,000 in gross proceeds from the Notes; and

       (iii) the Company has received not less than EUR 200,000,000 in gross proceeds from the Convertible Bond.

(f)    In relation to SGL Carbon Polska S.A.:

       (i) evidence that an application to deregister the existing pledges has been made;

       (ii)   the share certificates;

       (iii)  a copy of share register (if applicable);

       (iv) a copy of the notification to SGL Carbon Polska S.A. that its shares have been pledged together with fax confirmation of service.

       (v) a certificate from the pledge register and treasury pledge register that, apart from the pledges released under the Global Release Agreement, no other registered security interest in relation to SGL Carbon Polska S.A. shares has been established.

(g) Legal opinions for each relevant jurisdiction of the legal advisers to the respective Obligor as to corporate capacity, due authorisation and related other issues satisfactory to the Facility Agent.

(h) A legal opinion of Freshfields Bruckhaus Deringer, legal adviser to the Mandated Lead Arrangers, as to German law.

(i) Legal opinion for each relevant jurisdiction of the legal advisers to the Mandated Lead Arrangers as to the validity of the respective Transaction Security Documents.

(j) Evidence that the Credit Agreement has been raised to the status of Spanish public document (escritura publica or poliza) authorised by a Spanish Notary.

                                    Part II

 CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY A PROPOSED ADDITIONAL OBLIGOR

1. In case of Original Obligors incorporated in Spain, an excerpt ("Nota simple informativa") issued by the relevant Spanish Mercantile Registry containing the by-laws duly updated and the board of directors or management body (or the equivalent thereof) of the relevant Spanish Original Obligor.

2. An Accession Letter, duly executed by the proposed Additional Obligor and the Company (and subject to appropriate guarantee limitation wording relating to the respective Additional Obligor in case of legal restrictions and potential officer's liability)(2).

3. A copy of the constitutional documents of the proposed Additional Obligor in the form reasonably required by the Facility Agent.

4. If applicable, a copy of a resolution of the shareholders (or the equivalent thereof) (additionally, in case of Additional Obligors incorporated in Spain or Scotland a copy of a resolution of the board of directors or management body:

       (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

       (b) authorising a specified person or persons to execute the Accession Letter on its behalf;

       (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to a proposed Additional Borrower, any Utilisation Request to be signed and/or despatched by it under or in connection with the Finance Documents; and

       (d) authorising the Company to act as its agent in connection with the Finance Documents.

5. In case of Spanish Additional Obligors, a copy of the relevant public deed raising to public status the resolutions referred in paragraph 4 above.

6. If required, a copy of a resolution of the management board and supervisory board of SGL Carbon Polska S.A.

7. A specimen of the signature of each person authorised by the resolution referred to in paragraph 4(c) above.

8. Where the Lenders determine such to be either necessary or desirable, either in place of or in addition to the resolution referred to in paragraph 4 above, a certificate or extract



2 In case of an Additional Obligor incorporated in Spain, the Accession Letter should be raised to the status of public document before a Spanish Notary.

       from a public commercial registry or equivalent evidence setting out the names and signatures of the persons authorised to execute the Accession Letter on behalf of the proposed Additional Obligor and to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

9. A certificate of the proposed Additional Obligor (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

10. A certificate of an authorised signatory of the proposed Additional Obligor certifying that each copy document listed in this Part II of
       SCHEDULE 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

11. In case of an Additional Borrower incorporated in Spain, a financial transaction number ("numero de operacion financiera") form PE-1, PE-2, as appropriate, duly stamped by the Bank of Spain.

12. A copy of any other Authorisation or other document which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

13. If available, the latest audited financial statements of the proposed Additional Obligor.

14. A legal opinion of Freshfields Bruckhaus Deringer, legal advisers to the Facility Agent and the Lenders, as to German law.

15. A legal opinion satisfactory to the Lenders of the legal advisers to the Company in the jurisdiction in which the proposed Additional Obligor is incorporated opining as to corporate capacity, due authorisation and related other issues satisfactory to the Facility Agent.

16. If the proposed Additional Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 39.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

17.    Accession to the Intercreditor Agreement.

18. The Transaction Security Documents required by the Facility Agent executed by the Additional Obligor.

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                   SCHEDULE 3
                              UTILISATION REQUEST


From:  [name of relevant Borrower]

To:    Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

                SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000
                              FACILITIES AGREEMENT
              DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

We wish to borrow a Loan on the following terms:



         Proposed Utilisation Date:                  [                 ] (or,  if  that  is not a  Business
                                                     Day, the next Business Day)

         Facility to be utilised:                    [Revolving Credit Facility] / [Acquisition Facility]

         Currency of Loan:                           [        ]

         Amount:                                     [        ]  or,  if  less,  the  [Available  Facility]
                                                     [amount  in  such  currency   which  will  reduce  the
                                                     Available Facility to zero]

         Interest Period:                            [                 ]



We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request. We confirm that the Loan is to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

The proceeds of this Loan should be credited to [account].

This Utilisation Request is irrevocable.

Yours faithfully

                      .....................................

                            authorised signatory for
                          [name of relevant Borrower]



Confirmed by:

                      .....................................

                            authorised signatory for
                          SGL CARBON AKTIENGESELLSCHAFT

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                   SCHEDULE 4
                                SELECTION NOTICE

From:  [name of relevant Borrower]

To:    Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000 FACILITIES AGREEMENT
              DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

1. We refer to the following Acquisition Facility Loan[s] with an Interest Period ending on [ ].

2. We request that the next Interest Period for the above Acquisition Facility Loan[s] is [ ].

3. [We request that the above Acquisition Facility Loan[s] be divided into [ ] Acquisition Facility Loans with the following amounts and Interest Periods].

4. We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Selection Notice. We confirm that the Acquisition Facility Loan is to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

5.     This Selection Notice is irrevocable.

                                Yours faithfully

                      .....................................

                            authorised signatory for
                           [name of relevant Borrower]

       Confirmed by:

                      .....................................

                            authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.


                                   SCHEDULE 5
                               SUBFACILITY NOTICE

From:  [name of relevant Borrower]

To:    Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

                SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000
                              FACILITIES AGREEMENT
              DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

We wish to establish a Subfacility on the following terms and request the conversion of respective Available Commitment of [Subfacility Bank] under the Revolving Credit Facility into the following Subfacility:

         Subfacility Bank:                                    [        ]

         Type of Subfacility:                                 [        ]

         Maximum Euro Amount of Subfacility:                  [        ]

         Currencies of Subfacility:                           [        ]

         Effective Date of Subfacility:                       [        ]

         Expiry date of Subfacility:                          [        ]

We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Subfacility Notice.

       Yours faithfully

                      .....................................

                            authorised signatory for
                          [name of relevant Borrower]

       Confirmed by:

                      .....................................

                            authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT





       Approved by:

                      .....................................

                            authorised signatory for
                               [SUBFACILITY BANK]

                                   SCHEDULE 6
                             MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (ADDITIONAL COST RATE) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:


                           E x 0.01
                           -------- per cent. per annum.
                             300
Where:

       E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per GBP 1,000,000 of the Fee Base of that Lender.

5.     For the purposes of this Schedule:

       (a) FEES REGULATIONS means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

       (b) FEE BASE has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a
       Lender:

       (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

       (b) any other information that the Facility Agent may reasonably require for such purpose.

       Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Lender for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

8. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 6 above is true and correct in all respects.

9. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 6 above.

10. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11. The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                   SCHEDULE 7
                         FORM OF TRANSFER CERTIFICATES



To:    Deutsche Luxembourg S.A. as Facility Agent

From:  [The Existing Lender] (EXISTING LENDER) and [The New Lender] (NEW LENDER)

Dated:

SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000 FACILITIES AGREEMENT DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT) AND SALE AND PURCHASE AGREEMENT DATED [ ] (SALE AGREEMENT)

1.     We refer to Clause 24.5 (Procedure for Transfer):

       The Existing Lender and the New Lender agree to the Existing Lender and the New Lender assigning and transferring all or part of the Existing Lender's Commitment referred to in the Schedule and all its related rights and obligations under the Facility Agreement and the Intercreditor Agreement in accordance with Clause 24.5 (Procedure for Transfer).

       The New Lender agrees to the terms and conditions of the Sale Agreement and the Terms and Conditions attached hereto.

       The proposed Transfer Date is [ ].

       The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 24.4.

3.     This Transfer Certificate is governed by German law.



                                    By:

                                          -----------------------



                                          -----------------------

                                  THE SCHEDULE

                       TRANSFER AND ASSUMPTION AGREEMENT

              COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED


              EXISTING LENDER'S COMMITMENT        TRANSFER AMOUNT
              ----------------------------        ---------------





                            [insert relevant details]

                    [Facility Office address, fax number and attention details for notices and account details for payments]

Date:                                             Date:

[Existing Lender]                                 [New Lender]

By:                                               By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [ ].

Deutsche Bank Luxembourg S.A.                     By:

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (Transfer Certificate) to which they are annexed.

1.     INTERPRETATION

       In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate and the Facilities Agreement.

2.     TRANSFER

       The Existing Lender requests the New Lender to accept and procure the assignment and transfer of all or a part (as applicable) of such participation of the Existing Lender under the Facilities Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Schedule" (PURCHASED ASSETS) by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Facilities Agreement. On the Transfer Date the New Lender shall pay to the Existing Lender the settlement amount as specified in the pricing letter between the Existing Lender and the New Lender dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.     EFFECTIVENESS OF TRANSFER

       The New Lender hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Facilities Agreement so as to take effect in accordance with the terms of the Facilities Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.     NEW LENDER'S UNDERTAKING

       The New Lender hereby undertakes with the Facility Agent and the Existing Lender and each of the other parties to the Finance Documents that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.     PAYMENTS

5.1    PLACE

       All payments by either party to the other under the Transfer Certificate shall be made to the account of that other party specified in the Sale Agreement (RECEIVING ACCOUNT). Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2    FUNDS

       Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.     THE FACILITY AGENT

       The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.     ASSIGNMENT OF RIGHTS

       The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign and transfer its rights thereunder without the prior written consent of the other party.

8.     GOVERNING LAW AND JURISDICTION

       The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and the parties submit to the non-exclusive jurisdiction of the German courts.

       Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within the Federal Republic of Germany to act as its process agent.

9.     OTHER FORMALITIES

       Upon request by and of the parties hereto the Transfer Certificate shall be raised into public deed before a Spanish Notary.

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                   SCHEDULE 8
                            FORM OF ACCESSION LETTER



                                     PART I

                       FORM OF BORROWER ACCESSION LETTER



To:    Deutsche Bank Luxembourg S.A. as Facility Agent

From:  [Material Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000 FACILITIES AGREEMENT
               DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

1. [Material Subsidiary] agrees to become an Additional Borrower and an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Borrower and an Additional Guarantor pursuant to Clause 25 (Changes to the Obligors) of the Facilities Agreement and the terms of the Intercreditor Agreement. [Material Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

       [Material Subsidiary's] administrative details are as follows:

       Address:

       Fax No:

       Attention:

3. [Material Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.     This letter is governed by German law.

       For and on behalf of

       SGL CARBON AKTIENGESELLSCHAFT          [Subsidiary]

   WARNING: THE TAKING OF THE ORIGINAL OF THIS DOCUMENT OR ANY CERTIFIED COPY
    THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO THE REPUBLIC OF AUSTRIA MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. KEEP THE ORIGINAL DOCUMENT, AS WELL AS ALL CERTIFIED COPIES THEREOF, INCLUDING WRITTEN
     CONFIRMATIONS OR REFERENCES THERETO, OUTSIDE THE REPUBLIC OF AUSTRIA.

                                    PART II
                       FORM OF GUARANTOR ACCESSION LETTER



To:    Deutsche Bank Luxembourg S.A. as Facility Agent

From:  [Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000 FACILITIES AGREEMENT
               DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

1. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Guarantor pursuant to Clause 25 (Changes to the Obligors) of the Facilities Agreement and the terms of the Intercreditor Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.     [Subsidiary's] administrative details are as follows:

       Address:

       Fax No:

       Attention:

3. [Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.     This letter is governed by German law.







       For and on behalf of

       SGL CARBON AKTIENGESELLSCHAFT                [Subsidiary]

                                   SCHEDULE 9
                         FORM OF COMPLIANCE CERTIFICATE


To:    Deutsche Bank Luxembourg S.A. as Facility Agent

From:  SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - EUR 200,000,000 FACILITIES AGREEMENT
               DATED 7 MAY 2007, AS AMENDED (FACILITIES AGREEMENT)

1.     We refer to the Facilities Agreement. This is a Compliance Certificate.

2. We confirm that: [Insert details of covenants to be certified, including calculations and explanations]

3.     On the basis of above, we confirm that:

       The Margin as of [include reference date (Stichtag) of financial statements delivered together with this certificate] is [ ] per cent. per annum.

4. The following entities are Material Subsidiaries (as this term is defined in the Facilities Agreement): [identify relevant entities]

5.     We confirm that no Default is continuing.

Signed: ...............                            ...............

        Director                                   Director

        of                                         of

        SGL CARBON AKTIENGESELLSCHAFT              SGL CARBON AKTIENGESELLSCHAFT

[insert applicable certification language]

......................

for and on behalf of

[name of auditors of the Company]

                                  SCHEDULE 10
                          EXISTING SENIOR SECURED DEBT



------------------------------------------------------------------------------------------------------------------
Name of Obligor                                  Security/Guarantee           Total Principal Amount of
                                        (including value of assets affected)  Financial Indebtedness secured and/ or guaranteed
------------------------------------------------------------------------------------------------------------------
SGL Carbon Polska S.A.                  Mortgages, pledge of inventory        PLN 60,000,000.00
------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 11
                                    TIMETABLE


------------------------------------------------------------------------------------------------------------------
                                                   LOANS IN EURO                      LOANS IN DOLLARS
------------------------------------------------------------------------------------------------------------------
Delivery of a duly completed Utilisation           D-3                                D-4
Request in accordance with Clause 5.1              12.00 noon                         12.00 noon
(Delivery of a Utilisation Request) or
Selection Notice in accordance with
Clause 10.1 (Selection of Interest Periods)
------------------------------------------------------------------------------------------------------------------
Facility  Agent notifies the Lenders of the        D-3                                D-3
amount and currency of the Loan in                 05.00 p.m.                         02.00 p.m.
accordance with Clause 5.4(Lenders'
Participation)
------------------------------------------------------------------------------------------------------------------
Facility Agent determines amount of the            N.A.                               D-3
Acquisition Facility Loan in Dollars in                                               11.00 a.m.
accordance with Clause 6.2(a) (Rebasing of
Acquisition Facility Loans)
------------------------------------------------------------------------------------------------------------------
Facility Agent determines amount of the            D-3                                N.A.
Acquisition Facility Loan in Dollars               11.00 a.m.
converted into Euro in accordance with
Clause 6.2 (b) (Rebasing of Acquisition
Facility Loans).
------------------------------------------------------------------------------- ----------------------------------
LIBOR or EURIBOR is fixed                          Quotation  Day as of              Quotation  Day as of
                                                   11:00  a.m.                       11:00  a.m
                                                   (Brussels time)                   London time

------------------------------------------------------------------------------- ----------------------------------


D = first day of relevant Interest Period.

D - X = X Business Days prior to D.

                                  SCHEDULE 12
                          CURRENT MATERIAL SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------
NAME OF MATERIAL SUBSIDIARY                                 JURISDICTION OF INCORPORATION AND REGISTRATION  NUMBER
                                                            (OR EQUIVALENT, IF ANY)
------------------------------------------------------------------------------------------------------------------
SGL CARBON GmbH, Meitingen                                  Germany
------------------------------------------------------------------------------------------------------------------
SGL CARBON GmbH & Co. KG, Steeg                             Austria
------------------------------------------------------------------------------------------------------------------
SGL CARBON S.p.A., Milan                                    Italy
------------------------------------------------------------------------------------------------------------------
SGL CARBON S.A., La Coruna                                  Spain
------------------------------------------------------------------------------------------------------------------
SGL Carbon Polska S.A. (formerly "ZEW S.A."), Raciborz      Poland
------------------------------------------------------------------------------------------------------------------
SGL CARBON LLC                                              Nevada, USA
------------------------------------------------------------------------------------------------------------------

                                      142

SIGNATURES


THE COMPANY

SGL CARBON AKTIENGESELLSCHAFT

By:

Address:          Rheingaustr. 182
                  D-65203 Wiesbaden

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


THE ORIGINAL BORROWERS

SGL CARBON AKTIENGESELLSCHAFT

By:

Address:          Rheingaustr. 182
                  D-65203 Wiesbaden

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

SGL CARBON, S.A.

By:

Address:          Zona Industrial de la Grela-apdo. 478
                  E-15080 La Coruna

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON LLC.

By:

Address:          P.O. Box 563960
                  Charlotte, NC 28256-3960, USA

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON POLSKA S.A.

By:

Address:          Piastowska 29
                  47-400 Raciborz, Poland

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

THE ORIGINAL GUARANTORS

SGL CARBON AKTIENGESELLSCHAFT

By:

Address:          Rheingaustr. 182
                  D-65203 Wiesbaden

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON GMBH

By:

Address:          Werner-von-Siemens-Stra(beta)e 18
                  D-86406 Meitingen

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL TECHNOLOGIES GMBH

By:

Address:          Werner-von-Siemens-Stra(beta)e 18
                  86406 Meitingen

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

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SGL BRAKES GMBH

By:

Address:          Werner-von-Siemens-Stra(beta)e 18
                  D-86406 Meitingen

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON BETEILIGUNG GMBH

By:

Address:          Rheingaustrasse 182
                  D-65203 Wiesbaden

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON, S.A.

By:

Address:          Zona Industrial de la Grela-apdo. 478
                  E-15080 La Coruna

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

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



SGL CARBON HOLDING S.L.

By:

Address:          Zona Industrial de la Grela-apdo. 478
                  E-15080 La Coruna

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON LLC.

By:

Address: P.O.     Box 563960
                  Charlotte, NC 28256-3960, USA

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON GMBH

By:

Address:          A-4823 Steeg am Hallstattersee

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

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



SGL CARBON GMBH & CO. KG

By:

Address:          A-4823 Steeg am Hallstattersee

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON POLSKA S.A.

By:

Address:          Piastowska 29
                  47-400 Raciborz, Poland

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


SGL CARBON HOLDINGS B.V.

By:

Address:          Schouwburgplein 30-34
                  NL-3012CL Rotterdam

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231

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


SGL TECHNIC LTD.

By:

Address:          Muir of Ord Industrial Estate
                  Great North Road
                  Muir of Ord
                  Ross -shire
                  Scotland

Attention:        Christian Schwarz
                  SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


Witnessed by:


Address           SGL CARBON AG
                  Rheingaustrasse 182
                  D-65203 Wiesbaden
Phone:            +49 (0) 611- 6029-235
Fax:              +49 (0) 611- 6029-231


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



THE MANDATED LEAD ARRANGERS


ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND

By:

Address:          Theodor-Heuss-Allee 80
                  D-60486 Frankfurt am Main
Attention:        Wilhelm Wibbeler - Corporate Clients

Phone:            +49-69-2960-2146
Fax:              +49-69-2960-2109


COMMERZBANK AKTIENGESELLSCHAFT

By:

Address:          Mainzer Landstr. 153
                  D-60327 Frankfurt am Main
Attention:        Kristina Laubrecht / Volker Schulze (DCM Origination)

Phone:            +49-69-136-29815/ -48036
Fax:              +49-69-136-50509

DEUTSCHE BANK AG, LONDON BRANCH

By:

Address:          Winchester House
                  1 Great Winchester Street
                  London EC 2N 2 DB
Attention:        Karl-Heinz Herweck
                  Global Banking

Phone:            +44 207 54 73499
Fax:              +44 207 54 474757


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


DRESDNER KLEINWORT

By:

Address:          6A, route de Treves
                  L-2633 Senningerberg
Attention:        Sabine Zawar / Frank Altenhofen
                  IB Loan Operations Participations

Phone:            +352-34 68 68 7162 / 9983
Fax:              +352-34 68 68 377


HYPOVEREINSBANK AG

By:

Address:          Mainzer Landstr. 23
                  D-60329 Frankfurt am Main
Attention:        Hellmuth Kaiser
                  8060FGT Gro(beta)kunden

Phone:            +49-69-2717-2461
Fax:              +49-69-2717-2420


KFW

By:

Address:          Palmengartenstr. 5-9
                  D-60325 Frankfurt am Main
Attention:        Daniel Rubsch (X1b3)

Phone:            +49-69-7431-4951
Fax:              +49-69-7431-2944


LANDESBANK BADEN-WURTTEMBERG

By:

Address:          Am Hauptbahnhof 2
                  D-70173 Stuttgart
Attention:        Martin Schreiner
                  Key Account Deutschland

Phone:            +49-711-127-74489
Fax:              +49-711-127-74321


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

WESTLB AG

By:

Address:          Herzogstrasse 15
                  D-40217 Dusseldorf
Attention:        Gabriele Eberle, 001-60210

Phone:            +49-211-826-11663
Fax:              +49-211-826-6193

THE LENDERS


ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND

By:

Address:          Theodor-Heuss-Allee 80
                  D-60486 Frankfurt am Main
Attention:        Wilhelm Wibbeler - Corporate Clients

Phone:            +49-69-2960-2146
Fax:              +49-69-2960-2109


COMMERZBANK AKTIENGESELLSCHAFT, GRO(beta)KUNDENCENTER REGION SUD

By:

Address:          Leopoldstrasse 230
                  D-80807 Munchen
Attention:        Axel Wohlrab, GKC Sud Munchen

Phone:            +49-89-3564-1144
Fax:              +49-89-3564-1004


DEUTSCHE BANK LUXEMBOURG S.A.

By:

Address:          2, Boulevard Konrad Adenauer
                  L-1115 Luxembourg
Attention:        International Loans & Agency Services
                  Sabine Schneider
                  Sabine-b.schneider@db.com

Phone:            +352-42122-933
Fax:              +352-42122-95771

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



DRESDNER BANK AG, NIEDERLASSUNG LUXEMBURG

By:

Address:          6A, route de Treves
                  L-2633 Senningerberg
Attention:        Sabine Zawar / Frank Altenhofen
                  IB Loan Operations Participations

Phone:            +352-34 68 68 7162 / 9983
Fax:              +352-34 68 68 377


HYPOVEREINSBANK AG

By:

Address:          Mainzer Landstr. 23
                  D-60329 Frankfurt am Main
Attention:        Hellmuth Kaiser
                  8060FGT Gro(beta)kunden

Phone:            +49-69-2717-2461
Fax:              +49-69-2717-2420


KFW

By:

Address:          Palmengartenstr. 5-9
                  D-60325 Frankfurt am Main
Attention:        Daniel Rubsch (X1b3)

Phone:            +49-69-7431-4951
Fax:              +49-69-7431-2944


LANDESBANK BADEN-WURTTEMBERG

By:

Address:          Am Hauptbahnhof 2
                  D-70173 Stuttgart
Attention:        Martin Schreiner
                  Key Account Deutschland

Phone:            +49-711-127-74489
Fax:              +49-711-127-74321

WESTLB AG

By:

Address:          Herzogstrasse 15
                  D-40217 Dusseldorf
Attention:        Gabriele Eberle, 001-60210

Phone:            +49-211-826-11663
Fax:              +49-211-826-6193

THE FACILITY AGENT


DEUTSCHE BANK LUXEMBOURG S.A.

By:

Address:          2, Boulevard Konrad Adenauer
                  L-1115 Luxembourg
Attention:        International Loans & Agency Services
                  Sabine Schneider
                  sabine-b.schneider@db.com
Phone:            +352-42122-933
Fax:              +352-42122-95771



THE SECURITY AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

By:

Address:          2, Boulevard Konrad Adenauer
                  L-1115 Luxembourg
Attention:        International Loans & Agency Services
                  Sabine Schneider
                  Sabine-b.schneider@db.com

Phone:            +352-42122-933
Fax:              +352-42122-95771